          As filed with the Securities and Exchange Commission on August 6, 2002
                                                           Registration No. 333-

                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                               -------------------

                                    Form S-4
                             Registration Statement
                                      under
                           The Securities Act of 1933
                               -------------------

                         Sybron Dental Specialties, Inc.
             (Exact name of registrant as specified in its charter)
                               -------------------

             Delaware                                     8011                                   33-0920985
 (State or other jurisdiction of    (Primary Standard Industrial Classification Code          (I.R.S. Employer
  incorporation or organization)                         Number)                            Identification No.)

                                           And its Guarantor Subsidiaries

             Delaware                        Sybron Dental Management, Inc.                      22-2853530
             Delaware                             LRS Acquisition Corp.                          33-0617499
             Delaware                               Ormco Corporation                            33-0463207
            Wisconsin                     Allesee Orthodontic Appliances, Inc.                   39-1471369
             Delaware                               Kerr Corporation                             22-2853531
            Wisconsin                          Metrex Research Corporation                       84-1297529
             Delaware                         Sybron Canada Holdings, Inc.                       33-0976497
            Wisconsin                            Pinnacle Products, Inc.                         39-1561836
 (State or other jurisdiction of      (Exact name of guarantor as specified in its            (I.R.S. Employer
  incorporation or organization)                        charter)                            Identification No.)

                            1717 West Collins Avenue
                            Orange, California 92867
                                 (714) 516-7400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Stephen J. Tomassi
                  Vice President, General Counsel and Secretary
                         Sybron Dental Specialties, Inc.
                            1717 West Collins Avenue
                            Orange, California 92867
                                 (714) 516-7400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

  Copies of all communications, including all communications sent to the agent, should be sent to:

                                Bruce C. Davidson
                                Steven P. Emerick
                               Quarles & Brady LLP
                            411 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 277-5000
                               -------------------

         Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED
                                                              PROPOSED MAXIMUM       MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE       AGGREGATE         REGISTRATION
               REGISTERED                     REGISTERED          PER UNIT        OFFERING PRICE         FEE(1)
               ----------                     ----------          --------        --------------         ------
8-1/8% Senior Subordinated Notes due         $150,000,000           100%           $150,000,000        $13,800(2)
June 15,    2012......................

Guarantees of each of the Guarantors..           (2)                 (3)               (3)                (3)

(1) Calculated at the statutory rate of .000092 of the proposed maximum aggregate offering price, which price is exclusive of accrued interest and is estimated solely for the purpose of calculating the registration fee.

(2) The 8-1/8% Senior Subordinated Notes due June 15, 2012 will be guaranteed by each of the Guarantors.

(3) No additional consideration will be paid by the recipients of the notes for the guarantees. Pursuant to Rule 457(n), no separate fee is payable for the guarantees.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities where the offer or sale is not permitted.

PROSPECTUS

                SUBJECT TO COMPLETION, DATED AUGUST _____, 2002.

                         SYBRON DENTAL SPECIALTIES, INC.

     OFFER TO EXCHANGE UP TO $150,000,000 IN PRINCIPAL AMOUNT OF OUR 8-1/8%
       SENIOR SUBORDINATED NOTES DUE JUNE 15, 2012 FOR ANY AND ALL OF OUR OUTSTANDING $150,000,000 PRINCIPAL AMOUNT OF 8-1/8% SENIOR SUBORDINATED NOTES
                               DUE JUNE 15, 2012

             THE REGISTERED EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON _____________, 2002, UNLESS EXTENDED.

         We are offering the 8-1/8% Senior Subordinated Notes due June 15, 2012 (the "Exchange Notes"). We are offering to exchange up to $150,000,000 in aggregate principal amount of Exchange Notes for $150,000,000 aggregate principal amount of our outstanding 8-1/8% Senior Subordinated Notes due June 15, 2012 (the "Original Notes "). We sometimes refer to the Original Notes and the Exchange Notes collectively as the "notes." The notes are guaranteed on a senior subordinated basis by certain of our subsidiaries, which we refer to collectively as "Guarantors," listed below:

-     Sybron Dental Management, Inc.         -      Kerr Corporation

-     LRS Acquisition Corp.                  -      Metrex Research Corporation

-     Ormco Corporation                      -      Sybron Canada Holdings, Inc.

-     Allesee Orthodontic Appliances, Inc.   -      Pinnacle Products, Inc.

         The terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Original Notes for which they may be exchanged pursuant to this exchange offer, except that the Exchange Notes will be freely transferable by the holders (other than as described in this prospectus), are issued free of any covenant restricting transfer and will not have the right to earn additional interest in the event of a failure to register the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and contain terms that are substantially identical as the terms of the Original Notes. Original Notes that are accepted for exchange will be cancelled and retired. For a description of the terms of the notes, see "Description of Notes." There will be no cash proceeds to Sybron Dental Specialties, Inc. from this exchange offer.

         The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Original Notes, or if no interest has been paid on the Original Notes, from June 6, 2002. Holders whose Original Notes are accepted for exchange will not receive any payment in respect of interest on the Original Notes for which the record date occurs on or after completion of the exchange offer. See "The Exchange Offer -- Terms of the Exchange Offer."

         We will pay interest on the notes on June 15 and December 15 of each year. We will make the first payment on December 15, 2002. The notes will be unsecured and subordinated to all of our and our Guarantors' existing and future unsubordinated indebtedness. The notes will not be entitled to the benefit of any sinking fund or other mandatory redemption obligation prior to maturity. We may redeem some or all of the notes at any time on and after June 15, 2007. We may also redeem up to 35% of the notes using the proceeds of certain equity offerings completed on or before June 15, 2005. The redemption prices are described elsewhere in this prospectus. The notes will be issued only in global notes and certificated notes, in denominations of $1,000 and integral multiples of $1,000.

         The Original Notes were sold on June 6, 2002, in a transaction that was not registered under the Securities Act of 1933. Accordingly, the Original Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. We are offering the Exchange Notes to satisfy certain of our obligations under a registration rights agreement relating to the Original Notes. See "The Exchange Offer -- Purposes and Effects of the Exchange Offer."

         EACH BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT PURSUANT TO THE EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF THE EXCHANGE NOTES. THE LETTER OF TRANSMITTAL STATES THAT BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. THIS PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH ANY RESALES OF EXCHANGE NOTES RECEIVED IN EXCHANGE FOR ORIGINAL NOTES WHERE THE ORIGINAL NOTES WERE ACQUIRED BY THE BROKER-DEALER AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. SYBRON DENTAL SPECIALTIES, INC. HAS AGREED THAT, FOR A PERIOD OF 180 DAYS FOLLOWING THE EXPIRATION DATE (AS DEFINED IN THIS PROSPECTUS), IT WILL MAKE THIS PROSPECTUS AVAILABLE TO ANY BROKER-DEALER FOR USE IN CONNECTION WITH ANY SUCH RESALE. SEE "PLAN OF DISTRIBUTION."

         The notes are not listed and will not be listed on any national securities exchange.

         INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 11.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is __________________, 2002.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
FORWARD-LOOKING STATEMENTS.......................................................................................2

MARKET DATA......................................................................................................2

WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................3

INCORPORATION OF INFORMATION BY REFERENCE........................................................................3

SUMMARY .........................................................................................................3

RATIO OF EARNINGS TO FIXED CHARGES...............................................................................9

RISK FACTORS....................................................................................................11

THE EXCHANGE OFFER..............................................................................................19

USE OF PROCEEDS.................................................................................................28

SELECTED CONSOLIDATED FINANCIAL DATA............................................................................29

BUSINESS .......................................................................................................30

MANAGEMENT......................................................................................................41

DESCRIPTION OF NOTES............................................................................................45

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.........................................................83

PLAN OF DISTRIBUTION............................................................................................86

LEGAL MATTERS...................................................................................................87

EXPERTS ........................................................................................................87

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SYBRON DENTAL SPECIALTIES, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SYBRON DENTAL SPECIALTIES, INC. SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           FORWARD-LOOKING STATEMENTS

         All statements other than statements of historical facts included in this prospectus, including, without limitation, statements under the captions "Risk Factors," "Use of Proceeds," and "Business" and other statements located elsewhere in this prospectus, in each case regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "goal," "objective," "outlook," "could," "intend," "may," "might," "plan," "potential," "predict," "should," or "will" or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully because they:

         -        discuss our future expectations;

         - contain projections of our future results of operations or our financial conditions; or

         -        state other forward-looking information.

         We believe it is important to communicate expectations to our investors. However, forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under "Risk Factors" in this prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Those statements concern, among other things, our intent, belief or current expectations with respect to our operating and growth strategies, our capital expenditures, financing or other matters, regulatory matters pertaining to us specifically and the industry in general, industry trends, competition, risks attendant to foreign operations, reliance on key distributors, litigation, environmental matters, and other factors affecting our financial condition or results of operations. Such forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those contemplated in the forward-looking statements.

         All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this prospectus. We do not intend to update these statements unless the securities laws require us to do so.

                                   MARKET DATA

         Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data, including information regarding market share and other estimates described as expressions of our belief, are based on our good faith estimates, which we derived in part from our knowledge of the relevant markets, our review of internal surveys, and other available data including the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available through the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, you may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                    INCORPORATION OF INFORMATION BY REFERENCE

         We have elected to incorporate by reference the information we file with the SEC, which means that we can disclose important business and financial information about us to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until this prospectus is no longer in use:

         - annual report on Form 10-K for the year ended September 30, 2001;

         - quarterly reports on Form 10-Q for the quarters ended December 31, 2001, March 31, 2002, and June 30, 2002;

         - definitive proxy statement relating to our 2002 annual meeting of stockholders; and

         -        current reports on Form 8-K filed May 13, 2002.

         You may obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through its web site or at the addresses listed above. Documents incorporated by reference are available from us on oral or written request, without charge, excluding exhibits that are not specifically incorporated by reference in such documents. You should direct requests for such copies to: Sybron Dental Specialties, Inc., 1717 West Collins Avenue, Orange, California 92867, Attention: Investor Relations, telephone number: (714) 516-7400.

         TO OBTAIN TIMELY DELIVERY OF DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE ON ____________________, 2002, UNLESS EXTENDED.

                                     SUMMARY

         This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read this summary together with the entire prospectus, especially "Risk Factors" beginning on p.11. Unless the context otherwise requires, all references to "Sybron Dental," "us," "we," "our," and "our company" refer to Sybron Dental Specialties, Inc., the issuer of the notes, and its subsidiaries. Our fiscal year ends on September 30.

         We are a leading global manufacturer and marketer of a broad range of consumable dental products and related small equipment, organized into three operating segments: Professional Dental, Orthodontics and Infection Prevention. Our Professional Dental segment develops and manufactures a comprehensive line of branded consumable products sold through independent distributors to the dental industry worldwide. Our Orthodontics segment develops, manufacturers and markets orthodontic and endodontic products to orthodontic and endodontic specialists worldwide. Our Infection Prevention segment develops and manufactures consumable infection prevention products sold through independent distributors to medical and dental markets principally in the United States and Canada. We believe our strength in each product category results from our innovative product development, brand recognition, and relationships with leading clinicians and academics in our major market segments.

         We market our products in the United States and abroad under brand names such as Kerr(R), Ormco(R), Metrex(R), Pinnacle (R), Demetron (R), AOA(TM), Analytic(TM), and belle(TM), which are well recognized in our industries.

         We are a global business. We sell professional dental and orthodontic products in all material dental markets worldwide. We have nine distribution facilities located in eight countries to support our global sales. We have 16 manufacturing facilities in the United States, Mexico, Canada, and Europe. As part of our global strategy, we plan to centralize our European distribution and manufacturing operations for our Professional Dental segment at Hawe Neos, our recently acquired Swiss subsidiary.

         We believe the breadth of our product lines and the strength of our long established brands provide us with a significant competitive advantage. Our widely recognized Kerr and Ormco brand names have been used for more than 100 years and 40 years, respectively. We believe these strong brands and our leading market positions provide us with an excellent platform to pursue our growth initiatives.

         Prior to December 11, 2000, we were a wholly-owned subsidiary of Sybron International Corporation, which is now known as Apogent Technologies Inc. On December 11, 2000, Sybron International spun off its dental business by a pro rata distribution to its shareholders of all of our outstanding common stock together with related preferred stock purchase rights. As a result of the spin-off, we became an independent, publicly traded company.

         Sybron Dental Specialties, Inc. was incorporated in Delaware on July 17, 2000 to effect this spin-off. Our principal executive offices are located at 1717 West Collins Avenue, Orange, California 92867; telephone number (714) 516-7400.

                               THE EXCHANGE OFFER

Purpose of Exchange.................We sold the Original Notes in a private offering to certain accredited institutions through Credit Suisse First Boston, Lehman Brothers, Goldman, Sachs & Co., Robert W. Baird & Co., Credit Lyonnais Securities, Fleet Securities, Inc. and Tokyo-Mitsubishi International plc. (the "Initial Purchasers"). In connection with that offering, we and the Initial Purchasers entered into a Registration Rights Agreement dated as of June 6, 2002 (the "Registration Rights Agreement") for the benefit of holders of the Original Notes, which is an exhibit to the registration statement of which this prospectus is a part, providing for, among other things, the exchange offer. The exchange offer is intended to make the Exchange Notes freely transferable by the holders without registration or any prospectus delivery requirements under the Securities Act, except that a "dealer" or any "affiliate" of a "dealer" (as those terms are defined under the Securities Act) who exchanges Original Notes held for its own account (an "Exchanging Dealer") will be required to deliver copies of this prospectus in connection with any resale of the Exchange Notes issued in exchange for those Original Notes. See "The Exchange Offer -- Purposes and Effects of the Exchange Offer" and "Plan of Distribution."

The Exchange Offer..................We are offering to exchange pursuant to the exchange offer up to $150 million aggregate principal amount of our new 8-1/8% Senior Subordinated Notes due June 15, 2012 (the "Exchange Notes") for $150 million aggregate principal amount of our outstanding 8-1/8% Senior Subordinated Notes due June 15, 2012 (the "Original Notes"). We sometimes refer to the Original Notes and the Exchange Notes collectively as the "notes." The terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Original Notes, except that the Exchange Notes are freely transferable by the holders (other than as described in this prospectus) and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer -- Terms of the Exchange Offer" and "The Exchange Offer -- Procedures for Tendering." The exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. You do not have any appraisal or dissenters' rights under the Indenture or otherwise in connection with the exchange offer.

Expiration Date.....................The exchange offer will expire at 5:00 p.m.,
                                    New York City time on __________________,
                                    2002, unless extended (the "Expiration
                                    Date").

Conditions of the Exchange Offer... Our obligation to consummate the exchange offer is subject to certain conditions. We will not be required to accept for exchange any Original Notes tendered and may terminate the exchange offer before acceptance of any Original Notes if, among other things, legal actions or proceedings are instituted that challenge or seek to prohibit the exchange offer or there shall have been proposed, adopted or enacted any law, statute or regulation materially affecting the benefits of the exchange offer. See "The Exchange Offer -- Conditions of the Exchange Offer." We reserve the right to terminate or amend the exchange offer at any time prior to the Expiration Date upon the occurrence of any of the conditions. Consummation of the exchange offer is not subject to federal or state regulatory approval, except the declaration by the SEC that the registration statement, of which this prospectus is a part, is effective.

Procedures for Tendering Original
Notes...............................To accept the exchange offer, you must complete, sign and date the letter of
                                    transmittal, or a facsimile of it, in
                                    accordance with the instructions in this prospectus and contained in the letter of transmittal, and mail or otherwise deliver the letter of transmittal or a facsimile of it, together with the Original Notes and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth in this prospectus. Physical delivery of the Original Notes is not required if confirmation of a book-entry transfer of the Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Depository") is timely delivered. By executing the letter of transmittal, you represent to us that:

                                    -        you are acquiring the Exchange
                                             Notes in the ordinary course of
                                             business,

                                    -        you are not engaged in, do not
                                             intend to engage in, and have no
                                             arrangement or understanding with
                                             any person to participate in, the
                                             distribution of the Original Notes
                                             or the Exchange Notes within the
                                             meaning of the Securities Act, and

                                    -        you are not an "affiliate" of
                                             Sybron Dental Specialties, Inc. as
                                             defined under the Securities Act,
                                             or if you are an affiliate, that
                                             you will comply with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act, to the extent
                                             applicable.

                                    In addition, each broker or dealer that
                                    receives Exchange Notes for its own account in exchange for any Original Notes that were acquired by the broker or dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for Beneficial
Owners..............................If you are a beneficial owner whose Original
                                    Notes are registered in the name of a
                                    broker-dealer, commercial bank, trust
                                    company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If the Original Notes are in certificated form and you are a beneficial owner who wishes to tender on the registered holder's behalf, prior to completing and executing the letter of transmittal and delivering the Original Notes, you must either make appropriate arrangements to register ownership of the Original Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery Procedures......If you wish to tender your Original Notes in the exchange offer but your Original Notes are not immediately available for delivery or other documentation cannot be completed by the Expiration Date, you may still tender your Original Notes by completing, signing and delivering the letter of transmittal and any other documents required by the letter of transmittal to the Exchange Agent prior to the Expiration Date and tendering your Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights...................You may withdraw your tenders at any time prior to 5:00 p.m. New York City time on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Acceptance of Original Notes and
Delivery of Exchange Notes..........We will accept for exchange any and all
                                    Original Notes that are properly tendered to the Exchange Agent prior to 5:00 p.m. New York City time on the Expiration Date. The Exchange Notes issued pursuant to the exchange offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Exchange Agent......................Wilmington Trust Company, is serving as the
                                    Exchange Agent in connection with the
                                    exchange offer. See "The Exchange Offer --
                                    Exchange Agent."

Tax Consequences....................Your exchange of Original Notes for Exchange
                                    Notes will not be a taxable event for United
                                    States federal income tax purposes. See
                                    "Certain United States Federal Income Tax
                                    Consequences."

Accounting Treatment................The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer will be amortized over the term of the Exchange Notes under generally accepted accounting principles.

Effect on Holders of the Original
Notes...............................As a result of making this exchange offer, and upon acceptance for exchange of all
                                    validly tendered Original Notes pursuant to the terms of this exchange offer, we will have fulfilled some of our obligations contained in the Registration Rights Agreement and, accordingly, there will be no increase in the interest rate on the Exchange Notes pursuant to the Registration Rights Agreement. Holders of Original Notes who do not tender their Original Notes will continue to be entitled to all the rights and limitations applicable thereto under the Indenture dated as of June 6, 2002, among Sybron Dental Specialties, Inc., certain subsidiaries who are guarantors (the "Guarantors"), and Wilmington Trust Company, as trustee (the "Trustee") relating to the Original Notes and the Exchange Notes (the "Indenture"), except for any rights under the Indenture or the Registration Rights Agreement which by their terms terminate or cease to be effective as a result of our making and accepting for exchange all validly tendered Original Notes pursuant to the exchange offer. All Original Notes that remain outstanding will continue to be subject to the restrictions on transfer provided for in the Original Notes and the Indenture. To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market, if any, for Original Notes could be adversely affected. The Original Notes and the Exchange Notes will vote as a single class.


Use of Proceeds.....................We will not receive any proceeds from the exchange pursuant to the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds."

                           TERMS OF THE EXCHANGE NOTES

         The exchange offer applies to the entire $150 million principal amount of Original Notes that are outstanding. The terms of the Exchange Notes are identical in all material respects to the Original Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Original Notes for Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and will be governed by the same Indenture under which the Original Notes were issued. See "Description of the Notes."


Total Amount of Exchange Notes
Offered ............................$150,000,000 in principal amount of 8 1/8%
                                    Senior Subordinated Notes due 2012.

Maturity............................June 15, 2012.

Interest............................8 1/8% per annum, paid semi-annually on June
                                    15 and December 15, with the first payment on December 15, 2002.

Optional Redemption.................On or after June 15, 2007, we may redeem some or all of the notes at any time at the redemption prices set forth in "Description of Notes -- Optional Redemption."

                                    Before June 15, 2005, we may redeem up to 35% of the notes with the proceeds of certain sales of common stock at a price of 108.125% of principal plus accrued interest, as further described in "Description of Notes -- Optional Redemption."

Mandatory Offer to Repurchase.......Upon the occurrence of certain change of control events, you may require us to
                                    repurchase some or all of your notes at 101% of their principal amount plus accrued interest. The occurrence of those events may, however, be an event of default under our credit facility or other debt agreements, and those agreements may prohibit the repurchase. Further, we cannot assure you that we will have sufficient resources to satisfy our repurchase obligation. You should read carefully the sections called "Risk Factors -- We may be unable to purchase your notes upon a change of control" and "Description of Notes."

Guarantors..........................Each of our domestic restricted subsidiaries is required to be a guarantor of the notes, on a subordinated basis. Except to the extent necessary to avoid a fraudulent conveyance, the note guarantees will be full and unconditional.

Ranking.............................The notes and the subsidiary guarantees are unsecured and subordinated to all of our and our guarantor subsidiaries' existing and future unsubordinated debt, including debt under our credit facility.

                                    The notes will effectively rank junior to all liabilities of our subsidiaries that have not guaranteed the notes.

                                    After giving pro forma effect to the
                                    offering of Original Notes and the
                                    application of the net proceeds thereof and the establishment of our credit facility at March 31, 2002:

                                    -        We would have had outstanding
                                             approximately $215.1 million of
                                             senior debt; and

                                    -        Sybron Dental's subsidiaries which
                                             have not guaranteed the notes would
                                             have had approximately $25.9
                                             million of additional outstanding
                                             liabilities, including trade
                                             payables, that are effectively
                                             senior to the notes.

Additional Notes....................The indenture governing the notes permits the issuance of additional notes, which, if issued, will rank equally with the notes offered hereby and will vote with the notes offered hereby as a single class.

Certain Covenants...................The indenture governing the notes contains covenants limiting our ability and our
                                    subsidiaries' ability to:

                                    -        incur additional debt or issue
                                             subsidiary preferred stock or stock
                                             with a mandatory redemption feature
                                             before the maturity of the notes;

                                    -        pay dividends on our capital stock;

                                    -        redeem or repurchase capital stock
                                             or prepay or repurchase
                                             subordinated or pari passu debt;

                                    -        make some types of investments and
                                             sell assets;

                                    -        create liens or engage in sale and
                                             leaseback transactions;

                                    -        engage in transactions with
                                             affiliates, except on an
                                             arm's-length basis; and

                                    -        consolidate or merge with, or sell
                                             substantially all our assets to,
                                             another person.

                                    You should read "Description of Notes --
                                    Certain Covenants" for a description of
                                    these covenants.

Transfer Restrictions...............The Original Notes have not been registered under the Securities Act and are subject to restrictions on transfer. The Exchange Notes have been registered and will not be subject to those transfer restrictions.

No Public Market....................The Original Notes are and the Exchange
                                    Notes will be a new issue of securities and will not be listed on any securities exchange or included in any automated quotation system. The Initial Purchasers have advised us that they intend to make a market in the Original Notes and, if issued, the Exchange Notes. The Initial Purchasers are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by them in their discretion at any time without notice. We do not intend to apply for a listing of the Original Notes or the Exchange Notes on any securities exchange or any automated dealer quotation system. The Original Notes are eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc., but the Exchange Notes will not be eligible for trading in that market.

                                  RISK FACTORS

         You should consider carefully the information set forth in the section of this prospectus entitled "Risk Factors" beginning on page 11 and all other information provided to you or incorporated by reference in this prospectus in deciding whether to exchange your Original Notes for Exchange Notes.

                       RATIO OF EARNINGS TO FIXED CHARGES
                         (in thousands, except ratios)
                                  (unaudited)

                                            NINE MONTHS
                                           ENDED JUNE 30                        YEARS ENDED SEPTEMBER 30
                                           -------------        --------------------------------------------------------
                                         2002        2001         2001        2000       1999        1998         1997
                                       --------    --------     --------    --------   --------    --------     --------
Income before income taxes
   and extraordinary item .........    $ 46,430    $ 48,275     $ 63,639    $ 70,708   $ 77,244    $ 44,324     $ 62,480
Fixed charges .....................      22,218      27,417       35,989      27,652     18,366      21,221       20,550
                                       --------    --------     --------    --------   --------    --------     --------
Earnings(A)(B) ....................      68,648      75,692       99,628      98,360     95,610      65,545       83,030
Imputed interest relating to
   rental expense .................       1,342       1,260        1,817       1,471      1,138         925        1,057
Interest expense ..................      20,174      25,643       33,458      25,899     17,074      20,195       19,392
Amortization of deferred
    financing fees ................         702         514          714         282        154         101          101
                                       --------    --------     --------    --------   --------    --------     --------
Fixed charges .....................    $ 22,218    $ 27,417     $ 35,989    $ 27,652   $ 18,366    $ 21,221     $ 20,550
Ratio of earnings to fixed
   charges(A)(B) ..................        3.09x       2.76x        2.77x       3.56x      5.21x       3.09x        4.04x

----------

(A) For the purpose of calculating the ratio of earnings to fixed charges in 2001, 2000, 1999, 1998, 1997, and the nine months ended June 30,
         2002, and June 30, 2001, "earnings" consist of income before income taxes and extraordinary item plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing fees and an estimate of interest within rental expense (deemed to be 30%).

(B) In the third quarter ended June 30, 2002, we changed our method of accounting for our domestic inventories from last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. The historical financial information was adjusted to reflect the change in method of accounting in accordance with Accounting Principles Board Opinion No. 20, "Accounting Changes".

         As we did not pay any preferred stock dividends during the periods indicated above, the ratio of combined fixed charges and preference dividends to earnings is the same as the ratio of earnings to fixed charges.

                                  RISK FACTORS

         You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus, in evaluating us, our business and the exchange offer. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of the notes to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

                   RISK FACTORS RELATING TO THE EXCHANGE OFFER

YOU MUST CAREFULLY FOLLOW THE REQUIRED PROCEDURES IN ORDER TO EXCHANGE YOUR ORIGINAL NOTES.

         The Exchange Notes will be issued in exchange for Original Notes only after timely receipt by the Exchange Agent of a duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your Original Notes, you must allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor we have any duty to notify you of defects or irregularities with respect to tenders of Original Notes for exchange. Any holder of Original Notes who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

IF YOU DO NOT EXCHANGE ORIGINAL NOTES FOR EXCHANGE NOTES, TRANSFER RESTRICTIONS WILL CONTINUE AND TRADING OF THE ORIGINAL NOTES MAY BE ADVERSELY AFFECTED.

         The Original Notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Original Notes that are not tendered for exchange for Exchange Notes or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions upon transfers. Although we are required to file a resale shelf registration statement on the request of certain holders of the Original Notes who cannot participate in the exchange offer, it may take time to cause the shelf registration statement to be declared effective and, once effective, the registration statement may be subject to black out periods. To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market for Original Notes could be adversely affected. See "The Exchange Offer -- Consequences of Failure to Exchange."

                           RISKS RELATING TO THE NOTES

OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS ON THE NOTES.

         We presently have a substantial amount of indebtedness which requires significant interest payments. As of June 30, 2002, we had $363.3 million in total long-term debt (including current portion), and $126.4 million in stockholders' equity. In addition, subject to restrictions in the indenture for the notes and our credit facilities, we may incur additional indebtedness.

         Our substantial level of indebtedness could have important consequences to you, including the following:

         - our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

         - we must use a substantial portion of our cash flow from operations to pay interest and principal on the notes and other indebtedness, which will reduce the funds available to us for other purposes such as potential acquisitions and capital expenditures;

         - we are exposed to fluctuations in interest rates, to the extent our borrowings bear variable rates of interest, including through interest rate swap agreements;

         - we have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

         - we are more vulnerable to general economic downturns and adverse developments in our business.

         From time to time we have engaged in interest rate hedges to mitigate the impact of interest rate fluctuations. If we are unable to, or elect not to employ interest rate hedges, the fluctuations could have a material adverse effect on our profitability.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our new credit facility and the notes, on commercially reasonable terms or at all.

WE WILL BE ABLE TO INCUR MORE INDEBTEDNESS AND, IF SO, THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE, INCLUDING OUR ABILITY TO SERVICE OUR INDEBTEDNESS, WILL INCREASE.

         The indenture relating to the notes being offered in this offering and the credit agreement governing our new credit facility will permit us, subject to specified conditions, to incur a significant amount of additional indebtedness. If we incur additional debt above current levels, the risks associated with our substantial leverage, including our ability to service our debt, would increase.

WE ARE A HOLDING COMPANY AND ARE DEPENDENT UPON DIVIDENDS, INTEREST INCOME AND LOANS FROM OUR SUBSIDIARIES TO MEET OUR DEBT SERVICE OBLIGATIONS.

         We are a United States holding company and conduct substantially all of our operations through our subsidiaries, some of which are located in other countries. Our ability to meet our debt service obligations will therefore be dependent on receipt of dividends, interest income and loans from our direct and indirect subsidiaries. Subject to the restrictions contained in the indenture, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. See "Description of Notes -- Certain Covenants -- Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries." In addition, under applicable law, our subsidiaries may be limited in the amounts they are permitted to pay as dividends to us on their capital stock. In particular, there are significant tax and other legal restrictions on the ability of non-U.S. subsidiaries to remit money to us. As a result, some or all of our subsidiaries may not be able to pay dividends to us. If they do not, we may not be able to make debt service payments on the notes and our other debt instruments. You will not have any claim as a creditor against any of our subsidiaries that do not guarantee the notes.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES AND GUARANTEES IS SUBORDINATED TO OUR SENIOR DEBT.

         Payment on the notes and guarantees will be subordinated in right of payment to all of our and our Guarantors' senior debt. As a result, upon any distribution to our creditors or the creditors of the Guarantors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our guarantors or our or their property, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made on the notes or the related guarantees. In these cases, we and our Guarantors may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of our senior debt. In addition, all payments on the notes and the related guarantees will be blocked in the event of a payment default on our designated senior debt and may be blocked for up to 179 consecutive days in the event of certain defaults other than payment defaults on our designated senior debt.

         As of June 30, 2002, the Original Notes and Exchange Notes and the related guarantees were subordinated to approximately $215.1 million of senior debt, and $150 million of additional senior debt was available for borrowing under our new credit facility. In addition, the indenture governing the notes and our new credit facility permit us, subject to specified limitations, to incur additional debt, some or all of which may be senior debt. All amounts outstanding from time to time under our new credit facility will be designated senior debt.

         In addition, the notes will be structurally subordinated to all of the liabilities of our existing and future subsidiaries that do not guarantee the notes, including all of our foreign subsidiaries. As of June 30, 2002, our non-U.S. subsidiaries had approximately $28.6 million of liabilities outstanding, including trade payables. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Under some circumstances, the terms of the notes will permit our non-guarantor subsidiaries to incur additional specified indebtedness.

IF WE FAIL TO MEET OUR PAYMENT OR OTHER OBLIGATIONS UNDER OUR NEW CREDIT FACILITY, THE LENDERS UNDER OUR NEW CREDIT FACILITY COULD FORECLOSE ON, AND ACQUIRE CONTROL OF, SUBSTANTIALLY ALL OF OUR ASSETS.

         In connection with the incurrence of indebtedness under our new credit facility, the lenders under that facility received a pledge of all of the capital stock of our existing domestic subsidiaries and any future domestic subsidiaries and 65% of the capital stock of any of our existing and future first tier material foreign subsidiaries. In addition, to secure a euro tranche thereunder of up to $30 million, our Swiss subsidiary, Hawe Neos Holding Company SA, pledged all its assets and its subsidiary, Hawe Neos Dental SA, pledged certain of its assets and we pledged 100% of the capital stock of certain material foreign subsidiaries. Additionally, these lenders generally have a lien on substantially all of our domestic assets, including our existing and future accounts receivables, cash, general intangibles, investment property and real property. As a result of these pledges and liens, if we fail to meet our payment or other obligations under the new credit facility, the lenders under the credit agreement are entitled to foreclose on substantially all of our assets and liquidate these assets. Under those circumstances, we may not have sufficient funds to pay principal, premium, if any, and interest on the notes. As a result, you may lose a portion of or the entire value of your investment in the notes.

THE INDENTURE FOR THE NOTES AND OUR NEW CREDIT FACILITY IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON US, WHICH MAY PREVENT US FROM CAPITALIZING ON BUSINESS OPPORTUNITIES AND TAKING SOME CORPORATE ACTIONS.

         The indenture for the notes and our new credit facility impose, and the terms of any future debt may impose, significant operating and financial restrictions on us. These restrictions, among other things, limits our ability and that of our subsidiaries to:

         -        incur or guarantee additional indebtedness;

         -        pay dividends or make other distributions;

         -        repurchase our stock;

         -        make investments;

         - sell or otherwise dispose of assets, including capital stock of subsidiaries;

         -        create liens;

         - enter into agreements restricting our subsidiaries' ability to pay dividends;

         -        enter into transactions with affiliates; and

         -        consolidate, merge or sell all of our assets.

         In addition, our new credit facility requires us to maintain specified financial ratios. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities or limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

THE GUARANTEES MAY BE VOIDED UNDER SPECIFIC LEGAL CIRCUMSTANCES.

         The issuer of the notes, Sybron Dental Specialties, Inc., is a holding company. Substantially all of our operations are conducted through our subsidiaries which own substantially all of our operating assets. The notes are guaranteed by certain of our existing and future domestic subsidiaries. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws in a bankruptcy or similar proceeding. Under these laws, if a court were to find in such a bankruptcy or reorganization proceeding that, at the time any guarantor issued a guarantee of the notes, the guarantor:

         - issued the guarantee with the intent of hindering, delaying or defrauding current or future creditors;

         - was a defendant in an action for money damages or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied; or

         - received less than reasonably equivalent value or fair consideration for issuing the guarantee of the notes and such guarantor:

         - was insolvent or was rendered insolvent by reason of issuing the guarantee;

         - was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

         - intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could void the guarantee of such guarantor, subordinate the amounts owing under such guarantee to such guarantor's presently existing or future debt or take other actions detrimental to you.

         The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

         - the sum of its debts (including contingent liabilities) was greater than its assets, at fair valuation;

         - the present fair saleable value of its assets at the time was less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature; or

         -        it could not pay its debts as they become due.

         If a guarantee of the notes is challenged, we cannot be sure what standard a court would apply to determine whether the guarantor was solvent at the relevant time or, regardless of the standard applied by the court, that the issuance of the guarantee would not be voided or the guarantee would not be subordinated to the guarantor's other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. If a guarantee is voided as a fraudulent conveyance or otherwise found to be unenforceable, you will not have a claim against that guarantor but will remain a creditor of ours and any guarantor whose obligation is not set aside or found to be unenforceable.

THERE ARE RESTRICTIONS ON TRANSFERS OF THE ORIGINAL NOTES.

         We relied upon an exemption from registration under the Securities Act and applicable state securities laws in offering the Original Notes. As a result, the Original Notes may be transferred or resold only in transactions registered under, or exempt from, the Securities Act and applicable state securities laws.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES, AND YOU MAY NOT BE ABLE TO SELL THEM QUICKLY OR AT THE PRICE THAT YOU PAID.

         There is no established trading market for the notes. Our Original Notes are eligible to trade on the PORTAL market only to qualified institutional buyers. Our Exchange Notes will not trade on any established market or any automated dealer quotation system. The Initial Purchasers have advised us that they intend to make a market in the Original Notes and the Exchange Notes, but they are not obligated to do so. Each Initial Purchaser may discontinue any market making in the Original Notes or Exchange Notes at any time, in its sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the Original Notes or the Exchange Notes or, in the case of any holders of the Original Notes that do not exchange them, the trading market for the Original Notes following the exchange offer. We also cannot assure you that you will be able to sell your Original Notes or Exchange Notes at a particular time or that the prices that you receive when you sell will be favorable.

         Future trading prices of the Original Notes and the Exchange Notes will depend on many factors, including:

         -        our operating performance and financial condition;

         -        the interest of securities dealers in making a market; and

         -        the market for similar securities.

         Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in trading prices and market liquidity. It is possible that the markets for the Original Notes and the Exchange Notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

         Upon a "change of control," as defined in the indenture, we will be required under certain circumstances to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest and additional interest to the date of repurchase. If a change of control were to occur, there can be no assurance that we would have sufficient funds to pay the purchase price for all of the notes that we might be required to purchase. In addition, our new credit facility prohibits us from purchasing the notes in the event of a change of control. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which would in turn be a default under our new credit facility. In addition, a change of control may constitute an event of default under our new credit facility. A default under our new credit facility would result in an event of default under the indenture governing the notes if the lenders were to accelerate the debt under our new credit facility. If the foregoing occurs, we may not have enough assets to satisfy all obligations under our new credit facility and the indenture related to the notes. All payments on the notes and the related guarantees will be blocked in the event of a payment default on our designated senior debt and may be blocked for up to 179 consecutive days in the event of certain defaults other than payment defaults on our designated senior debt. See "Description of Notes -- Subordination."

                          RISKS RELATING TO OUR COMPANY

WE ONLY HAVE A LIMITED HISTORY AS A STAND-ALONE ENTITY UPON WHICH YOU CAN BASE YOUR INVESTMENT DECISION.

         We were spun-off from Apogent Technologies, Inc. (formerly Sybron International Corporation) in December 2000. As a result, we have limited history operating as a stand-alone entity and prospective investors have limited operating and financial data about us as a stand-alone entity upon which to base an evaluation of our performance. We are also smaller and less diversified than was Apogent prior to the spin-off. Our future performance and cash flows will be subject to prevailing economic conditions in our markets and to financial, business and other factors affecting our business operations, including factors beyond our control.

FUTURE EXCHANGE RATE FLUCTUATIONS OR INFLATION MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         We manufacture many of our products, including those in our professional dental business segment, in our facilities in Mexico, Canada, Switzerland and Italy. These products are supported by our sales offices in Europe, Japan, Australia, South America and Mexico. In fiscal 2001, our foreign facilities' selling, general and administrative expenses represented approximately 28.0% of our consolidated selling, general and administrative expenses while our foreign sales represented approximately 37.5% of our total net sales.

         We measure our financial position and results of operations from substantially all of our international operations, other than most U.S. export sales, using local currency of the countries in which we conduct such operations and then translate them into U.S. dollars. The reported income of our foreign subsidiaries will be impacted by a weakening or strengthening of the U.S. dollar in relation to a particular local currency. Our U.S. export sales may also be affected by foreign currency fluctuations relative to the value of the U.S. dollar as foreign customers may adjust their level of purchases according to the weakness or strength of their respective currencies versus the U.S. dollar. In addition, any future increases in the inflation rate in any country where we have operations may negatively affect our results of operations. To the extent these local currencies appreciate against the U.S. dollar, our business, financial condition and results of operations could be adversely affected.

         We have engaged in currency hedges to mitigate the impact of foreign currency fluctuations. If we are unable to, or elect not to continue to employ currency hedges, it could have a material adverse effect on our profitability. As we expand our international presence, these risks may increase.

ACQUISITIONS HAVE BEEN AND CONTINUE TO BE AN IMPORTANT PART OF OUR GROWTH STRATEGY; FAILURE TO CONSUMMATE STRATEGIC ACQUISITIONS COULD LIMIT OUR GROWTH AND FAILURE TO SUCCESSFULLY INTEGRATE ACQUISITIONS COULD ADVERSELY IMPACT OUR RESULTS.

         Our business strategy includes continued growth through strategic acquisitions, which depends upon the availability of suitable acquisition candidates at reasonable prices and our ability to quickly resolve transitional challenges. Failure to consummate appropriate acquisitions would adversely impact our growth and failure to successfully integrate them would adversely affect our results. These challenges include integration of product lines, sales forces and manufacturing facilities and decisions regarding divestitures, cost reductions, and realizing other synergies. Also, these challenges involve risks of employee turnover, disruption in product cycles and the loss of sales momentum. We cannot be certain that we will successfully manage them in the future. Also, our new credit facility and the indenture for the notes limit our ability to consummate acquisitions by imposing various conditions which must be satisfied.

OUR PROFITABILITY MAY BE AFFECTED BY FACTORS OUTSIDE OF OUR CONTROL.

         Our ability to increase sales, and to profitably distribute and sell our products, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products in order to remain competitive and risks associated with changes in demand for dental services which can be affected by economic conditions, health care reform, government regulation, and more stringent limits on expenditures by dental insurance providers or governmental programs. We strive to increase our margins by controlling our costs and improving our manufacturing efficiencies. There can be no assurance, however, that our efforts will continue to be successful. Margins can be affected by many factors, including competition, product mix, and the effect of acquisitions.

IF WE ARE UNABLE TO SUCCESSFULLY MANAGE GROWTH AND RETAIN QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND OUR REVENUES MAY DROP SIGNIFICANTLY.

         We intend to continue to expand our business over time into new geographic regions and additional products and services, subject to the sufficiency of our cash resources and our ability to comply with the covenants in our various debt instruments. Our future performance will depend, in large part, upon our ability to implement and manage our growth effectively. Our growth in the future will continue to place a significant strain on our administrative, operational, and financial resources. We anticipate that, if we are successful in expanding our business, we will be required to recruit and hire a substantial number of new managerial, finance, accounting, and support personnel. Failure to retain and attract additional management personnel who can manage our growth effectively would have a material adverse effect on our performance. To manage our growth successfully, we will also have to continue to improve and upgrade operational, financial and accounting systems, controls and infrastructure as well as expand, train and manage our employees. Our failure to manage the future expansion of our business could have a material adverse effect on our revenues and profitability.

         Our ability to hire and retain competent employees is also subject to a number of risks, including unionization of our non-union employees and changes in relationships with our unionized employees. In particular, many of our non-management employees in Europe are subject to national labor contracts, which are negotiated from time to time at the national level between the national labor union and the employees' council. There is a risk of strikes or other labor disputes at our locations which are unionized or are subject to national contracts which could affect our operations.

WE RELY HEAVILY UPON KEY DISTRIBUTORS, AND WE COULD LOSE SALES IF ANY OF THEM STOP DOING BUSINESS WITH US.

         In fiscal 2001, approximately 24% of our sales were made through our top five independent distributors. Mergers and consolidation of our distributors have temporarily slowed sales of our products in the past and may do so in the future. We believe that the loss of either Henry Schein, Inc. or Patterson Dental Co., the only distributors who account for more than 5% of our sales, could have a material adverse effect on our results of operations or financial condition until we find alternative means to distribute our products.

WE ARE SUBJECT TO PRODUCT LIABILITY LITIGATION AND RELATED RISKS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         Because many of our products are designed for use in and around a patient's mouth, and because many of these products contain chemicals, metals, and other materials, we are subject to claims and litigation brought by patients or dental professionals alleging harm caused by the use of or exposure to our products. We may need to devote substantial amounts of time and attention to defending ourselves and may also be required to pay large amounts in settlement or upon judgment. We may also be required to or may voluntarily recall products which would require substantial effort and cost. Litigation or a product recall could divert significant amounts of our management's time from other important matters. Our business could also be adversely affected by public perceptions about the safety of our products, whether or not any such concerns are justified.

OUR BUSINESS IS SUBJECT TO QUARTERLY VARIATIONS IN OPERATING RESULTS DUE TO FACTORS OUTSIDE OF OUR CONTROL.

         Our business is subject to quarterly variations in operating results caused by a number of factors, including business and industry conditions, the timing of acquisitions, distribution chain issues, and other factors beyond our control. All these factors make it difficult to predict operating results for any particular period.

CHANGES IN INTERNATIONAL TRADE LAWS AND IN THE BUSINESS, POLITICAL AND REGULATORY ENVIRONMENT ABROAD COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

      Our foreign operations include manufacturing facilities in Canada, Switzerland, Italy and Mexico. Accordingly, an event that has a material adverse impact on our foreign operations may materially adversely affect our operations as a whole. The business, regulatory and political environments in countries where we have operations differ from those in the United States and our foreign operations are exposed to a number of inherent risks, including, but not limited to:

      - changes in international trade laws, such as the North American Free Trade Agreement, or NAFTA, affecting our activities in Mexico and Canada;

      - changes in local labor laws and regulations affecting our ability to hire and retain local employees;

      - currency exchange restrictions and fluctuations in the value of foreign currency;

      -     potentially adverse tax consequences;

      -     longer payment cycles;

      -     greater difficulties in collecting accounts receivable;

      -     political conditions in countries where we have operations;

      -     unexpected changes in the regulatory environment; and

      - changes in general economic conditions in countries, such as Italy and Mexico, that have historically been less stable than the United States.

If any of the events described were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

AS WE INCUR MORE INDEBTEDNESS AND GREATER INTEREST EXPENSE, WE MAY NOT BE ABLE TO MAINTAIN OUR LEVEL OF INVESTMENT IN RESEARCH AND DEVELOPMENT.

      The indenture relating to the notes and the credit agreement permit us to incur significant amounts of additional debt. If we incur additional debt, our interest expenses will rise. We may find we do not have enough available cash to pay for the increased interest expense and other budgeted expenses. We may need to reduce our discretionary expenses, including research and development, which could reduce or delay the introduction of new products.

                         RISKS RELATING TO OUR INDUSTRY

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO COMPETE EFFECTIVELY.

      Numerous competitors participate in our business segments, some of which have substantially greater financial and other resources than we do. Our principal competitors in the Professional Dental business segment include Dentsply International Inc., 3M Corporation and its affiliate Espe GmbH & Co., and Ivoclar Vivadent Group; in the Orthodontics business segment, our principal competitors include Unitek, a subsidiary of 3M Corporation, GAC Orthodontics, a subsidiary of Dentsply, and American Orthodontics; and in the Infection Prevention business segment, our principal competitors include Johnson & Johnson, Steris Corporation, and Ecolab, Inc. We may face increased competition from these or other companies in the future and we may not be able to achieve or maintain adequate market share or margins, or compete effectively, in any of our markets. Any of the foregoing factors could adversely affect our revenues and hinder our future expansion.

CERTAIN OF OUR PRODUCTS AND MANUFACTURING FACILITIES ARE SUBJECT TO REGULATION, AND OUR FAILURE TO OBTAIN OR MAINTAIN THE REQUIRED REGULATORY APPROVALS FOR THESE PRODUCTS COULD HINDER OR PREVENT THEIR SALE AND INCREASE OUR COSTS OF REGULATORY COMPLIANCE.

      Our ability to continue manufacturing and selling those of our products that are subject to regulation by the United States Food and Drug Administration, state laws or other domestic or foreign governments or agencies is subject to a number of risks, including the promulgation of stricter laws or regulations, reclassification of our products into categories subject to more stringent requirements, or the withdrawal of the approval needed to sell one or more of our products. The costs of complying with these regulations and the delays in receiving required regulatory approvals or the enactment of new adverse regulations or regulatory requirements may force us to cut back our operations, recall products, increase our costs of regulatory compliance, prevent us from selling a product or hinder our growth.

                          RISKS RELATED TO THE SPIN-OFF

WE MAY BE REQUIRED TO SATISFY CERTAIN INDEMNIFICATION OBLIGATIONS TO APOGENT, OR MAY NOT BE ABLE TO COLLECT ON INDEMNIFICATION RIGHTS FROM APOGENT.

      Pursuant to the terms of the agreements executed in connection with our spin-off from Apogent, we and our U.S. subsidiaries, in general, indemnify Apogent and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of the dental business, including discontinued operations relating to our business. Similarly, Apogent and its U.S. subsidiaries indemnify us and our subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of Apogent's business, including discontinued operations related to the laboratory business, and other operations and assets not transferred to us. These indemnification obligations could be significant. The availability of these indemnities will depend upon the future financial strength of each of the companies. We cannot determine whether we will have substantial indemnification obligations to Apogent and its affiliates in the future. We also cannot assure you that, if Apogent has substantial indemnification obligations to us and our affiliates, Apogent will have the ability to satisfy those obligations.

WE COULD BE ADVERSELY AFFECTED IF THE SPIN-OFF IS NOT TAX FREE; WE HAVE AGREED TO INDEMNIFY APOGENT IF WE EXPERIENCE A CHANGE IN CONTROL THAT CAUSES THE SPIN-OFF TO BE TAXABLE.

      In connection with the spin-off, Apogent received rulings from the Internal Revenue Service that, for federal income tax purposes, the transactions undertaken in connection with the spin-off, and the spin-off itself, would be tax free to Apogent and its shareholders. These rulings are subject to the validity of factual representations made to the IRS and assumptions and conditions set out in the ruling request. In order to assure that the representations made in connection with the ruling request are true, we have agreed with Apogent to certain restrictions on future actions for a period of time following the spin-off. In particular, we have agreed to continue the active conduct of our historic business for a minimum of two years, and we have agreed not to issue stock, merge with another corporation, or dispose of our assets in a manner that would cause the spin-off to be treated as part of a plan pursuant to which one or more persons acquire a 50% or greater interest in our stock. We have agreed to indemnify Apogent if the spin-off is treated as having been taxable by reason of any breach of these agreements. Our indemnification of Apogent for these liabilities would have a material adverse effect on our financial condition and results of operations.

                               THE EXCHANGE OFFER

PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

      We sold the Original Notes on June 6, 2002 to the Initial Purchasers, who resold the Original Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in a private offering and to persons in offshore transactions in reliance on Regulation S under the Securities Act. In the Registration Rights Agreement we agreed to file a registration statement (the "Exchange Registration Statement") with respect to an offer to exchange the Exchange Notes for Original Notes within 60 days following the issuance of the Original Notes. In addition, we agreed to use our best efforts to cause the Exchange Registration Statement to become effective under the Securities Act within 150 days after the issuance of the Original Notes and to offer the Exchange Notes pursuant to the exchange offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

      This prospectus is a part of the Exchange Registration Statement. The exchange offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations thereunder. You are a "holder" with respect to the exchange offer if your Original Notes are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose Original Notes are held of record by the Depository. Upon completion of the exchange offer, holders of Original Notes who were not eligible to participate in the exchange offer may require us to file a shelf registration statement to register their outstanding Original Notes. If you do not participate in the shelf registration, you generally will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if you wish to sell your Original Notes.

      Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to Sybron Dental, we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes issued to you, unless you are an "affiliate" of Sybron Dental Specialties, Inc. within the meaning of Rule 405 under the Securities Act and except as set forth in the next paragraph, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquire the Exchange Notes in the ordinary course of business and you are not engaged, do not intend to engage, and have no arrangement or understanding with any person to engage, in the distribution of the Exchange Notes.

      If you participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the SEC's interpretation, (a) the position of the staff of the SEC enunciated in the interpretive letters is inapplicable to you and (b) you are required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

      The exchange offer is not being made to you, and you may not participate in the exchange offer in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities laws of that jurisdiction. Prior to the exchange offer, however, we will use our best efforts to register or qualify the Exchange Notes for offer and sale under the securities laws of any jurisdictions necessary to permit completion of the exchange offer and do any and all other acts or things necessary or advisable to enable the offer and sale of the Exchange Notes in those jurisdictions.

TERMS OF THE EXCHANGE OFFER

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue up to $150 million aggregate principal amount of Exchange Notes in exchange for a like principal amount of outstanding Original Notes that are validly tendered and accepted in the exchange offer. Subject to the conditions of the exchange offer described below, we will accept any and all Original Notes that are validly tendered. You may tender some or all of your Original Notes pursuant to the exchange offer.

      The exchange offer is not conditioned upon any minimum number of Original Notes being tendered.

      The form and terms of the Exchange Notes will be the same in all material respects as the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting their transfer. The Exchange Notes will not represent additional indebtedness of Sybron Dental Specialties, Inc. and will be entitled to the benefits of the Indenture, which is the same Indenture under which the Original Notes were issued. Original Notes that are accepted for exchange will be cancelled and retired.

      Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Original Notes or, if no interest has been paid, from June 6, 2002. Accordingly, registered holders of Exchange Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from June 6, 2002. Original Notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your Original Notes are accepted for exchange, you will not receive any payment in respect of interest on the Original Notes for which the record date occurs on or after completion of the exchange offer.

      You do not have any appraisal or dissenters' rights under the Indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement. If you are not eligible to participate in the exchange offer or if your tender is not accepted, the Original Notes will remain outstanding and you will be entitled to have the resale of your Original Notes registered on a shelf registration statement by Sybron Dental Specialties, Inc.

      We will be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of acceptance to the Exchange Agent for the exchange offer. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

      If any tendered Original Notes not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, we will return the certificates (if any) for the unaccepted Original Notes to the tendering holder of that note, without expense, as promptly as practicable after the Expiration Date.

      If you tender your Original Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "Fees and Expenses" below.

CONDITIONS OF THE EXCHANGE OFFER

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange any Original Notes tendered and may terminate or amend the exchange offer as provided herein before the acceptance of any Original Notes, if any of the following conditions exist:

      - any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer; or

      - there shall have been proposed, adopted or enacted any law, statute, rule, regulation or order which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer or have a materially adverse effect on the contemplated benefits of the exchange offer.

      The foregoing conditions are for our sole benefit and may be asserted regardless of the circumstances giving rise to the conditions or may be waived by us in whole or in part at any time and from time to time in our sole discretion. If we waive or amend the foregoing conditions, we will, if required by applicable law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of such waiver or amendment, if the exchange offer would otherwise expire within that five business-day period. Our determination concerning the events described above will be final and binding upon all parties.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS

      The exchange offer will expire at 5:00 p.m., New York City time, on _________________, 2002, unless extended (the "Expiration Date"). We reserve the right to extend the exchange offer at our discretion, in which event the term "Expiration Date" shall mean the time and date on which the exchange offer as so extended shall expire. We will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement to that effect, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. We reserve the right, in our sole discretion, to:

      - delay accepting for exchange any Original Notes for Exchange Notes or to extend or terminate the exchange offer and not accept for exchange any Original Notes for Exchange Notes if any of the events set forth under the caption "Conditions of the Exchange Offer" occur and we do not waive the condition by giving oral or written notice of the delay or termination to the Exchange Agent, or

      -     amend the terms of the exchange offer in any manner.

      Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of Original Notes of the amendment and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders of the Original Notes, if the exchange offer would otherwise expire during that five to ten business day period. The rights we have reserved in this paragraph are in addition to our rights set forth under the caption "Conditions of the Exchange Offer."

PROCEDURES FOR TENDERING

      Only a holder of Original Notes may tender them in the exchange offer. To tender in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of it, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or the facsimile together with the Original Notes (unless the tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

      Any financial institution that is a participant in the Depository's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing the Depository to transfer the Original Notes into the Exchange Agent's account in accordance with the Depository's procedure for transfer. Although delivery of Original Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depository, the letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth in "Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITORY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      If you tender an Original Note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

      The method of delivery of your Original Notes and the letter of transmittal and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent before the Expiration Date. No letter of transmittal or Original Note should be sent to Sybron Dental Specialties, Inc.; instead, they should be sent to the Exchange Agent. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes are being tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (b) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

      If the letter of transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless we waive it, evidence satisfactory to us of their authority to act must be submitted with the letter of transmittal.

      We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.

      Unless waived, you must cure any defects or irregularities in connection with tenders of your Original Notes within a time period we will determine. Although we intend to request that the Exchange Agent notify you of defects or irregularities with respect to your tender of Original Notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give you any notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

      In addition, we reserve the right in our sole discretion (subject to the limitations contained in the Indenture) (a) to purchase or make offers for any Original Notes that remain outstanding after the Expiration Date and (b) to the extent permitted by applicable law, to purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

      By tendering, you represent to us, among other things, that:

      - you are obtaining the Exchange Notes in the ordinary course of business whether or not you are the holder,

      - you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes,

      - you are not an "affiliate," as defined in Rule 405 under the Securities Act, of Sybron Dental or, if you are an affiliate of Sybron Dental, that you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable,

      - if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus in connection with any resale of the Exchange Notes (see "Plan of Distribution"), and

      - if you are not a broker-dealer, that you are not engaged in nor intend to engage in a distribution of the Exchange Notes.

GUARANTEED DELIVERY PROCEDURES

      If you wish to tender your Original Notes and either your Original Notes are not immediately available, or you cannot deliver your Original Notes and other required documents to the Exchange Agent, or cannot complete the procedure for book-entry transfer prior to the Expiration Date, you may effect a tender if:

      -     You make a tender through an Eligible Institution;

      - Prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth your name and address, the certificate number(s) of the Original Notes (if available) and the principal amount of Original Notes tendered together with a duly executed letter of transmittal (or a facsimile thereof), stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the certificate(s) representing the Original Notes to be tendered, in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Depository of Original Notes delivered electronically) and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

      - The certificate(s) representing all tendered Original Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depository of Original Notes delivered electronically) and all other documents required by the letter of transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

      Upon request to the Exchange Agent, you will be sent a notice of guaranteed delivery if you wish to tender your Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

      Except as otherwise provided herein, you may withdraw any tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

      For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date, and prior to acceptance for exchange thereof by Sybron Dental Specialties, Inc. Any notice of withdrawal must:

      - specify the name of the person having deposited the Original Notes to be withdrawn,

      - identify the Original Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of the Original Notes),

      - be signed by the depositor in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Original Notes register the transfer of the Original Notes into the name of the person withdrawing the tender, and

      - specify the name in which any Original Notes are to be registered, if different from that of the depositor.

      We will determine all questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices. This determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect to them unless the Original Notes so withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to you, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may re-tender properly withdrawn Original Notes by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

FEES AND EXPENSES

      We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers and regular employees and by officers and employees of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange. We will pay the other expenses incurred in connection with the exchange offer, including fees and expenses of the Trustee, accounting and legal fees and printing costs.

      We will pay all United States transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the exchange offer. If, however, certificates representing Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of any taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed directly to the tendering holder.

RESALE OF EXCHANGE NOTES

      Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, unless you are a broker-dealer or an affiliate of Sybron Dental, you may offer for resale, resell or otherwise transfer the Exchange Notes issued to you pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquire the Exchange Notes in the ordinary course of business and you do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes. If you are an affiliate of Sybron Dental or if you tender in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes, you may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

      By tendering in the exchange offer, you represent to us that, among other things:

      - you are obtaining the Exchange Notes in the ordinary course of business,

      - you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and

      - you acknowledge that if you participate in the exchange offer for the purpose of distributing the Exchange Notes,

      - you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and you cannot rely on the no-action letters described above, and

      - your failure to comply with those requirements could result in you incurring liability under the Securities Act for which you are not indemnified by us.

      Further, if you are an "affiliate" (as defined under Rule 405 of the Securities Act) of Sybron Dental Specialties, Inc., by tendering in the exchange offer you will represent to us that you understand and acknowledge that the Exchange Notes may not be offered for resale, resold or otherwise transferred by you without registration under the Securities Act or an exemption from registration.

CONSEQUENCES OF FAILURE TO EXCHANGE

      As a result of making this exchange offer, we will have fulfilled one of our obligations under the Registration Rights Agreement. You generally will not have any further registration rights under the Registration Rights Agreement or otherwise if you do not tender your Original Notes. Accordingly, if you do not exchange your Original Notes, you will continue to hold your untendered Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer (including the right to receive additional interest, under certain circumstances, as described under "Termination of Certain Rights," below.)

      The Original Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, you may only resell the Original Notes:

      -     to us (upon redemption thereof or otherwise),

      -     pursuant to an effective registration statement under the Securities
            Act,

      - so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of 144A,

      - outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act,

      - to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Original Notes (the form of which letter can be obtained from the Trustee), or

      - pursuant to another available exemption from the registration requirements of the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

TERMINATION OF CERTAIN RIGHTS

      You will not be entitled to certain rights under the Registration Rights Agreement following the timely completion of the exchange offer and the exchange of your Original Notes for Exchange Notes. The rights that generally will terminate are the rights:

      - to have Sybron Dental Specialties, Inc. file with the SEC and use its best efforts to have declared effective a shelf registration statement to cover resales of the Original Notes by the holders thereof, and

      - to receive additional interest if the registration statement of which this prospectus is a part or the shelf registration statement are not filed with, or declared effective by, the SEC within certain specified time periods or the exchange offer is not consummated within a specified time period.

OTHER

      Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

      No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, that information or those representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to the exchange offer, will, under any circumstances, create any implication that there has been no change in our affairs or those of our subsidiaries since the respective dates as of which the information contained in this prospectus is given. The exchange offer is not being made to (and tenders will not be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we intend to take any action we deem necessary to permit the completion of the exchange offer in any jurisdiction and to extend the exchange offer to holders of Original Notes in that jurisdiction.

      We may in the future seek to acquire Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Original Notes that are not tendered in the exchange offer nor to file a registration statement to permit resales of any Original Notes except to the extent that we may be required to do so under the Registration Rights Agreement.

ACCOUNTING TREATMENT

      The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer will be amortized over the term of the Exchange Notes under generally accepted accounting principles.

EXCHANGE AGENT

      Wilmington Trust Company has been appointed as Exchange Agent for the exchange offer. All correspondence in connection with the exchange offer and the letter of transmittal should be addressed to the Exchange Agent, as follows:

                            WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              RODNEY SQUARE NORTH
                        WILMINGTON, DELAWARE 19890-0001

                      By Mail, Hand or Overnight Courier:

                            WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              RODNEY SQUARE NORTH
                        WILMINGTON, DELAWARE 19890-1615
                               ATTN: AUBREY ROSA

                        By Registered or Certified Mail:

                                    DC-1615
                                 REORG SERVICES
                                 P.O. BOX 8861
                        WILMINGTON, DELAWARE 19899-8861

                 For Information or Confirmation by Telephone:

                                  AUBREY ROSA
                             PHONE: (302) 636-6472
                              FAX: (302) 636-4145

      Requests for additional copies of this prospectus or the letter of transmittal should be directed to the Exchange Agent.

                                 USE OF PROCEEDS

      The exchange offer is intended to satisfy certain agreements we made with the Initial Purchasers of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes offered in this prospectus. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive the Original Notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the Exchange Notes (which replace the Original Notes, except as otherwise described herein, and which represent the same indebtedness). The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness.

      We received approximately $144.5 million of net proceeds from the offering of the Original Notes (after deducting the offering discount, the Initial Purchasers' discount and the estimated offering expenses). We used the net proceeds from the offering of Original Notes, together with $200 million of the proceeds from our new $350 million credit facility, to repay outstanding indebtedness.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      In the third quarter ended June 30, 2002, we changed our method of accounting for our domestic inventories from the last-in, first-out (LIFO) method, to the first-in, first-out (FIFO) method. The following historical financial information has been adjusted to reflect the change in accounting method in accordance with Accounting Principles Board Opinion No. 20, "Accounting Changes."

                                                  NINE MONTHS ENDED
                                                       JUNE 30,                            YEAR ENDED SEPTEMBER 30,
                                              -----------------------   -----------------------------------------------------------
                                                  2002         2001         2001         2000        1999        1998        1997
                                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Statement of Income Data:
   Net sales(a)                               $  341,762   $  318,558   $  439,547   $  423,140  $  392,249  $  370,348  $  362,145
   Apogent charges(b)                                 --          730          730        2,979       4,228       3,620       3,617
   Income before extraordinary item               28,322       28,725       38,129       42,056      46,754      26,390      37,081
   Extraordinary item (c)                         (3,661)        (498)        (498)          --          --          --        (269)
   Net income (d)                                 24,661       28,227       37,631       42,056      46,754      26,390      36,812
   Basic earnings per share (e)               $     0.65   $     0.80   $     1.05   $     1.20  $     1.33  $     0.75  $     1.06
   Fully diluted earnings per share (e)       $     0.63   $     0.78   $     1.01   $       --  $       --  $       --  $       --
Balance Sheet Data:
   Advances and loans to Apogent              $       --   $       --   $       --   $   77,762  $   56,777  $   29,088  $   55,176
   Total assets                                  576,717      519,387      539,747      538,253     507,391     469,066     446,925
   Long-term debt, excluding current portion     360,901      331,752      321,536      298,482     283,447     248,175     259,297
   Stockholders' equity                          126,366       81,652       93,526      148,368     150,534     124,987     101,385

----------

(a) Net sales have been adjusted to include shipping and handling fees previously reported in selling, general and administrative expenses in the amount of $4.4 million, $4.1 million, $3.5 million and $3.5 million for fiscal years ended 2000, 1999, 1998 and 1997, respectively.

(b) Represents an allocation of Apogent's corporate office, general and administrative expenses.

(c) The extraordinary item in current fiscal year ending 2002 represents the write off of the associated deferred financing fees of $2.7 million (net of tax) related to the termination of our prior credit agreement and termination costs of approximately $1.0 million (net of tax) primarily due to a prepayment penalty on our terminated tranche B loan. The extraordinary item of approximately $0.5 million (net of tax) in the prior fiscal year ending 2001 represents the write off of the unamortized financing fees as a result of the termination of Apogent's credit agreement due to our spin-off from Apogent. The extraordinary item of approximately $0.3 million in the fiscal year ended 1997 represents the write-off of unamortized financing fees resulting from the refinancing of Apogent's debt.

(d) Includes restructuring charges (relating to a restructuring charge and merger, transaction and integration expenses associated with the merger with LRS Acquisition Corp.) of $25.1 million ($17.1 million after tax) in 1998, $1.4 million ($0.9 million after tax) in 1999 for merger, transaction and integration expenses associated with the mergers with Pinnacle Products of Wisconsin, Inc. and LRS Acquisition Corp., and certain adjustments to the 1998 restructuring reserve. A restructuring charge of $9.3 million ($5.8 million after tax) in 2000 for the closing of the Metrex Parker, Colorado facility, and the restructuring of the Ormco San Diego and Amersfort/Europe businesses, as well as inventory and related charges for product exits in 2000 in all three of our business segments; and a $2.4 million ($1.5 million after tax) restructuring charge related to the closing of the Ormco San Diego, California facility in fiscal 2001.

(e) Earnings per share data for the four years ended September 30, 1997 to 2000 are computed using the 35,108,649 shares outstanding at December 11, 2000, the date of our spin-off, as the outstanding average number of shares for each year. This number of outstanding shares is presumed to be outstanding for each fiscal year 1997 to 2000. Diluted earnings per share for the years ended September 30, 1997 to 2000 have been omitted as no Sybron Dental Specialties, Inc. stock options existed prior to the date of the spin-off and any calculation of diluted earnings per share would not be meaningful.

                                    BUSINESS

      Our subsidiaries are leading manufacturers of value-added consumable products for the dental and orthodontic professions and products for use in infection prevention. Our subsidiaries operate in three business segments:

      - Professional Dental. We develop and manufacture a comprehensive line of consumable products sold through independent distributors to the dental industry worldwide;

      - Orthodontics. We engineer, manufacture, market, and distribute an array of consumable orthodontic products, and endodontic products used in root canal therapy, worldwide; and

      - Infection Prevention. We develop and manufacture consumable infection prevention products sold through independent distributors to the medical and dental markets, principally in the United States and Canada.

      Our primary subsidiaries in each of our business segments are as follows:

  PROFESSIONAL DENTAL              ORTHODONTICS                 INFECTION PREVENTION
-----------------------          ----------------             ------------------------
Kerr Corporation                 Ormco Corporation            Metrex Research Corporation
Kerr Italia S.p.A                Ormco B.V.
Sybron Canada Limited            Ormodent Group
Pinnacle Products, Inc.          Allesee Orthodontic
Hawe Neos Holdings S.A.          Appliances, Inc.

      We market our products in the United States and abroad under brand names such as Kerr(R), Ormco(R), Metrex(R), Pinnacle(R), Demetron(R), AOA(TM), Analytic(TM), and belle(TM), which are well recognized in the dental, orthodontics, and infection prevention industries.

HISTORY

      Sybron Dental Specialties, Inc. was incorporated in Delaware on July 17, 2000. At the time of our incorporation we were a wholly-owned subsidiary of Sybron International Corporation, which is now known as Apogent Technologies Inc. ("Apogent"). We were created to effect the spin-off by Apogent of its dental business. As a part of the spin-off, which occurred on December 11, 2000, Apogent transferred to us, along with certain other assets, all of the capital stock of Sybron Dental Management, Inc., which owned, directly or indirectly, the stock or other equity interests in the subsidiaries that held substantially all of the assets and liabilities of Apogent's then dental business. Apogent then distributed to its shareholders, by means of a pro rata distribution, all of our outstanding common stock together with related preferred stock purchase rights (the "spin-off"). As a result, we became an independent, publicly traded company.

BUSINESS STRATEGY

      The key elements of our strategy to become the premier global supplier of high quality dental products are:

      Develop Innovative Products. We strive to consistently develop and introduce innovative products. For example, our Demetron(R) 501 Curing Light was named "Product of the Year" in 2001 by Reality Publishing Company. We believe that product innovation allows us to maintain our competitive position and helps fuel our internal growth. We also believe that our emphasis on new product development enables our sales force to remain effective in educating and creating demand among dentists and orthodontists. Our dedicated research and development team regularly interacts with practicing dentists and orthodontists to understand and assess new product opportunities in the marketplace.

      Consistently Improve Our Efficiency. We continuously pursue opportunities to maximize cost savings. As a result, we regularly evaluate our manufacturing processes to determine optimal production strategies, and we will transfer production from one facility to another or rationalize higher-cost facilities when necessary. Since 1981, we have successfully relocated our labor intensive manufacturing functions to our three low-cost Mexican manufacturing facilities and today over half of all our manufacturing labor hours are performed at our Mexican facilities. In addition, we consistently seek to rationalize manufacturing, warehousing and customer service operations to centralized facilities wherever possible. For example, we plan to centralize our European Professional Dental segment operations at Hawe Neos, our recently acquired Swiss subsidiary.

      Increase Revenue Opportunities Within Existing Marketplace. We continuously seek to broaden our portfolio of product offerings to maximize the opportunities within our existing customer base. We regularly evaluate the incremental business opportunities inherent in dental and orthodontic visits, and we have continuously expanded our product offerings. For example, through acquisitions, we have introduced chair covers, barrier products, infection prevention products and disposable air/water syringes in an effort to expand the breadth of products that we sell to dentists and orthodontists.

      Expand the Marketplace. We seek to expand the marketplace through product innovation. We believe that our technological leadership enables us to introduce new opportunities into the dental and orthodontic markets. Our focused sales and marketing effort educates the dental community and cultivates a foundation for demand based on the benefits derived from new products. For example, we believe our new bracket technology has increased the acceptability among adults of seeking realignment of teeth for function or aesthetics.

      Pursue Strategic Acquisitions. We have significant experience in acquiring and integrating companies and follow a well established and disciplined approach. We pursue acquisition opportunities that:

      -     enhance sales growth;

      -     offer complementary product lines;

      -     expand geographic reach; and

      -     offer access to new markets.

      Since 1993, we have made 27 acquisitions in the United States and abroad. Since the beginning of fiscal 2001, we have completed five acquisitions, the largest of which was the acquisition in May 2001 of Hawe Neos, a Swiss manufacturer and wholesaler of consumable dental products in the areas of prevention, restoration, and pharmaceuticals.

      We have been able to use our existing distribution channels to market many of the product lines we have acquired and we have achieved other synergies, such as the elimination of duplicative administrative or other functions or the combining of manufacturing operations, with some of these acquisitions.

      With our existing credit facility, debt reduction is an important priority; however, we will continue to pursue strategic and selective acquisitions.

BUSINESS SEGMENTS

    Professional Dental

      Products in our Professional Dental business segment include light cured composite filling materials and bonding agents, amalgam alloy filling materials, dental burs, impression materials, and curing lights used in general dentistry; filling materials, instruments and sealers used in endodontics; waxes, specialty burs, investment and casting materials, equipment and accessories used in dental laboratories; and disposable infection prevention products for dental equipment.

      Our Professional Dental products are primarily manufactured by Kerr Corporation and its affiliates such as Sybron Canada Limited and Hawe Neos. Kerr's products, which are generally sold through independent dental distributors, are designed to help dentists deliver more effective and efficient treatment to their patients. Kerr has expanded its product line through new product development and through acquisitions.

      Expansion of products in this segment through acquisitions include the 1994 purchase of Demetron Research Corp., a manufacturer of lights used by dentists to cure composite filling materials applied to teeth. These products complemented Kerr's line of composite filling materials, which it enhanced by acquiring E&D Dental Products, Inc. and its line of composites in 1996. Kerr added to its offering of dental lab products with the acquisition of belle de st.claire inc. in 1996. In 1997, it added diamond dental burs to the considerable line of dental burs manufactured by Sybron Canada Limited, with the acquisition of the assets of Precision Rotary Instruments, Inc. In 1999, Pinnacle Products became a part of our organization, which enabled us to add dental disposable infection prevention products such as plastic coverings (barriers) for dental equipment and filters for evacuation units to this business segment. In the second quarter of 2000, we added Safe-Wave Products, Inc., a manufacturer of disposable tips and adapters for air/water syringes used in dental operatories. In the first quarter of 2001, we acquired certain assets of the dental division of Special Metals Corporation, a contract manufacturer and supplier of alloy powders used in Kerr's Tytin(R) and Tytin(R) FC dental amalgams, assuring continued access to this technology. In the third quarter of 2001, we acquired all of the capital stock of Hawe Neos, a Swiss manufacturer and wholesaler of consumable dental products in the areas of prevention, restoration and pharmaceutical. Most recently, we acquired Surgical Acuity, Inc., a Wisconsin manufacturer of magnification lenses and fiberoptic lighting systems in February 2002.

      The Professional Dental business segment accounted for approximately 54.3% of our consolidated net sales for the nine months ended June 30, 2002 and 52.5%, 50.8% and 49.4% of our consolidated net sales in 2001, 2000 and 1999, respectively.

   Orthodontics

      Products in our Orthodontics business segment include a broad range of orthodontic appliances such as brackets, bands and buccal tubes, wires and elastomeric products as well as endodontic products. Brackets, bands, buccal tubes and wires are manufactured from a variety of metals to exacting specifications for standard use or to meet the custom specifications of a particular orthodontist. Elastomeric orthodontic products include rubber bands and power chains to consolidate space. Products in this area also include orthodontic instruments and general orthodontic supply products. These products have historically been manufactured and marketed by Ormco, which sells its products directly to orthodontists. Ormco expanded its orthodontics product line through the acquisition of E.T.M. Corporation (a manufacturer of orthodontic hand instruments) and Allesee Orthodontic Appliances, Inc. (a manufacturer of custom-made positioners, retainers and other accessories) in 1994. In 1998, we significantly enhanced the orthodontics line through a merger with LRS Acquisition Corp., the parent of "A" Company Orthodontics, which is a manufacturer and developer of brackets, archwires and related products. We also expanded our direct business in France by acquiring the Ormodent group of companies, Ormco's French distributor. In 2000, we again expanded our product line with the acquisition of Professional Positioners, Inc., a manufacturer of orthodontic retainers and positioners and LPI Ormco, the former distributor of Ormco products in Austria. In the first quarter of 2001, we completed the acquisition of certain assets of Optident, Ltd., the former exclusive authorized distributor of Ormco "A" Company products in the United Kingdom. In the first quarter of 2002, we began marketing our Orthodontic products in Spain directly through our local sales force, which previously had been associated with our distributor in Spain.

      In 1995, we added endodontic products to the Orthodontics segment, which has a separate endodontic direct sales force, with the acquisition of Excellence in Endodontics, Inc., a manufacturer of products for microscopic endodontic procedures. We expanded our endodontic product offerings in this segment in 1996 when we acquired the assets of Analytic Technology Corporation, a manufacturer of endodontic equipment. In 1998, we added a line of nickel-titanium endodontic instruments with the acquisition of the dental business of Tycom

Corporation. In 1999, we vertically integrated our Tycom product line in Europe with the purchase of Endo Direct Ltd., the exclusive European importer of Tycom's endodontic products.

      The Orthodontics business segment accounted for approximately 38.6% of our consolidated net sales for the nine months ended June 30, 2002 and 40.6%, 42.6% and 43.9% of our consolidated net sales in 2001, 2000 and 1999, respectively.

Infection Prevention

      Products in our Infection Prevention business segment include high level disinfectants and sterilants, enzymatic cleaners and instrument care solutions for medical and dental instruments, surface disinfectant products and antimicrobial skincare products for medical and dental use. These products are manufactured or supplied by Metrex Research Corporation, acquired in 1995. Metrex expanded its product line through the acquisition of the businesses of Micro-Aseptic Products, Inc. (a supplier of surface disinfectants) in 1996 and Viro Research International, Inc. (a supplier of skin antisepsis products) in 1998, and through the acquisition of the high level disinfectant/sterilant business of Cottrell Ltd. in 1998. In 1999, we acquired the business of Alden Scientific, Inc. and its sister corporation Gulfstream Medical, Inc., both manufacturers of reagents and related infection prevention products used to disinfect kidney dialysis machines. Alden also manufactures chemical detecting reagents. In the third quarter of 2001, Metrex acquired from OBF Technologies, Inc. ("OBF") a product line used in the management of biohazardous and hazardous liquid medical waste.

      The Infection Prevention business segment accounted for approximately 7.1% of our consolidated net sales for the nine months ended June 30, 2002 and 6.9%, 6.6% and 6.7% of our consolidated net sales in 2001, 2000 and 1999, respectively.

NEW PRODUCTS

      Our business segments devote considerable resources to the development and introduction of new products. These efforts are critical to meeting the needs of today's dentists, endodontists and orthodontists. In the Professional Dental segment, product development requires diverse technical expertise and knowledge of various market trends, which we possess. Kerr takes advantage of its expertise and knowledge by working closely with dentists to develop new and improved products. Recently introduced products, such as Take 1(R) Bite brand registration material, Point 4(TM) brand composite, Nexus(R) 2 brand luting cement, K3(TM) brand endodontic file, Guardian Seal(TM) brand pit and fissure sealant, have contributed to Kerr's increased net sales. In the Orthodontics segment, Ormco's sales force maintains direct contact with orthodontists to identify market trends. Ormco works closely with orthodontists to improve existing products and develop new products primarily through programs such as its Insider program in which selected orthodontists assist Ormco in designing, developing and ultimately educating users on new product and technique innovations. In recent years, Ormco has introduced a number of new products, which have contributed significantly to its sales. Examples of those products include the Damon(TM) 2 brand self-ligating bracket and inspire!(TM) brand ceramic bracket. Metrex consistently looks for new products to add to its line of infection prevention products. In 2001, Metrex added the Clearline(R) brand water line filtration system and VioNexus(TM) brand hand wash.

END MARKETS AND DISTRIBUTION

      Products in the Professional Dental business segment, including dental related Infection Prevention products, are sold both domestically and internationally through dental distributors. Kerr has 47 sales personnel in the United States and 69 abroad (of which 9 personnel were added with the acquisition of Hawe Neos) dedicated to the Professional Dental business segment sales. We intend to increase the sales force over the course of the next fiscal year by approximately 7 sales personnel world-wide. The mission of the dental sales force is to provide training and technical support to dealers and help sell products to the Professional Dental business segment through the dealer network.

      Our Professional Dental companies are committed to increasing their market share through new product development and promotional activities. Their activities create demand for our new products that make dentists more efficient. The sales growth resulting from this demand for new products is augmented by modest growth in the domestic market for traditional dental consumables. We also believe opportunities for growth exist in international markets. As economies in emerging markets of Eastern Europe, South America and the Far East continue to develop, demand for dental products should grow. Our Professional Dental companies are well positioned to take advantage of such development due to their extensive experience in selling internationally and the quality of their existing international dealer network.

      Products in the Orthodontics business segment are marketed by approximately 107 direct salespersons in the United States, Austria, Belgium, Canada, Australia, Germany, France, Ireland, Japan, Mexico, New Zealand, the Netherlands, Portugal, Spain, Switzerland and the United Kingdom, and by dealers and distributors in other parts of the world. Ormco's direct sales force, dealers and distributors are supported by trade journal advertising, trade shows, seminars and telemarketing.

      The market for traditional orthodontics products is relatively mature domestically, and is experiencing modest growth. We believe that the international market for orthodontics products presents a growth opportunity as worldwide awareness of dental aesthetics grows. As with other health care markets, over the past few years the orthodontics market has experienced a consolidation of provider practices and the formation of management organizations and buying groups, which are intended to bring administrative efficiencies and buying power to orthodontic practices. We believe Ormco is well positioned to compete in this environment because its marketing philosophy is geared toward making orthodontic practices more efficient through product innovation and customer service.

      In 2001, Ormco's Sybron Endo team was given the responsibility for the sales of our endodontic products, both those sold directly to end-users and those sold through distributors (which had been handled by our Professional Dental business segment). We believe that we can enhance the sales of those products by having one sales and marketing group develop and manage the sales strategy for the endodontic products. The Sybron Endo team has approximately 18 direct salespersons in the United States. The sales force will market our endodontic products directly to the endodontic specialists in the United States and Canada and will provide support to our dealers and help sell products to the general dental community through a dealer network in those countries. In other parts of the world, our endodontic products will be sold by dealers and distributors.

      Products in the Infection Prevention business segment are marketed primarily to the alternate health care market in the United States and Canada by 15 direct sales and independent sales personnel (including two in Canada) and by independent manufacturers representatives and distributors. As referred to above, the Infection Prevention business segment also utilizes the Professional Dental sales force to penetrate the dental market.

      The sales and marketing focus for the Infection Prevention business segment is on core product growth, acquisition and product development. We believe revenue growth will come primarily from dental offices, clinics and teaching hospitals.

      We believe we are well positioned to take advantage of the opportunities that exist to grow our business. Opportunities that apply to all of our business segments arise from the trends of an increasing worldwide population, growth in the population of people 65 and older, natural teeth being retained longer, and increased spending on dental health in developing nations.

INTERNATIONAL

      In addition to the United States, products in our Professional Dental business segment are manufactured at facilities in Canada, Switzerland, Italy and Mexico. These products are sold internationally through dealers, and supported by sales offices in Europe (including major offices in Switzerland, France and Germany), Japan, Australia, South America and Mexico.

      Prior to 1998, products in our Orthodontics business segment were sold directly to end-users by Ormco's sales force in Australia, New Zealand, Canada, Germany, Switzerland, Japan and Mexico and by exclusive distributors in key European markets such as Italy, France and Spain. Since 1998, Ormco acquired its distributor in

France, the Ormodent group of companies, and now services the French market directly, and has also reacquired its distribution rights in the U.K., Spain, Austria and Belgium markets, which markets it also now services directly.

      Products in our Infection Prevention business segment are manufactured in the United States and are distributed internationally, primarily in Canada, where independent sales representatives sell them. These products are sold in other countries primarily through distributors and agents.

      DOMESTIC AND INTERNATIONAL SALES OF OUR PRODUCTS BY BUSINESS SEGMENT ARE AS FOLLOWS:

                                                  NINE MONTHS
                                                      ENDED                    YEAR ENDED SEPTEMBER 30,
                                                    JUNE 30,       -----------------------------------------------
                                                      2002             2001              2000             1999
                                                  ------------     ------------      -------------    ------------
                                                                           (IN THOUSANDS)
Professional Dental:
  Domestic...................................     $    107,526     $    137,499      $     127,693    $    107,243
  International..............................           77,872           93,286             87,195          86,514
                                                  ------------     ------------      -------------    ------------
     Total Professional Dental sales.........     $    185,398     $    230,785      $     214,888    $    193,757
                                                  ============     ============      =============    ============
Orthodontics:
  Domestic...................................     $     71,449     $    102,940      $     103,157    $     97,229
  International..............................           60,581           75,643             77,322          74,826
                                                  ------------     ------------      -------------    ------------
     Total Orthodontics sales................     $    132,030     $    178,583      $     180,479    $    172,055
                                                  ============     ============      =============    ============
Infection Prevention:
  Domestic...................................     $     22,843     $     28,254      $      26,281    $     24,705
  International..............................            1,491            1,925              1,492           1,732
                                                  ------------     ------------      -------------    ------------
     Total Infection Prevention sales........     $     24,334     $     30,179      $      27,773    $     26,437
                                                  ============     ============      =============    ============
     Total net sales.........................     $    341,762     $    439,547      $     423,140    $    392,249
                                                  ============     ============      =============    ============

COMPETITION

      Numerous competitors participate in our business segments, some of which have substantially greater financial and other resources than ours. There can be no assurance that we will not encounter increased competition in the future.

      We believe our principal competitive advantages in the Professional Dental business segment include the breadth of our product lines, brand name recognition, and our programs to educate dentists regarding techniques and products. Our principal competitors are Dentsply International Inc., 3M Corporation and its affiliate Espe GmbH & Co., and Ivoclar Vivadent Group. In the Orthodontics business segment, we compete with more than 25 companies in the United States. We compete primarily on the basis of product quality, the level of customer service, price and new product offerings. Our competitors include Unitek (a subsidiary of 3M Corporation), GAC Orthodontics (a subsidiary of Dentsply) and American Orthodontics. In the Infection Prevention business segment, our principal competitive advantages include the breadth of our product lines, price and our product quality. Our competitors include Johnson & Johnson, Steris Corporation and Ecolab, Inc.

BACKLOG

      Our total backlog of orders at September 30, 2001, 2000 and 1999 was approximately $5.4 million, $3.4 million and $3.8 million, respectively, and $3.0 million at June 30, 2002. We expect all of our backlog orders to be filled in fiscal 2002.

      Our backlog by business segment is as follows:

                                           NINE MONTHS
                                              ENDED             YEAR ENDED SEPTEMBER 30,
                                              JUNE       ------------------------------------
                                              2002          2001         2000          1999
                                           -----------   ----------   ----------    ---------
                                                             (IN THOUSANDS)
Professional Dental.....................   $     1,824   $    3,338   $    2,087    $   2,590
Orthodontics............................           682          520        1,250        1,066
Infection Prevention....................           483        1,539          110          134
                                           -----------   ----------   ----------    ---------
     Total..............................   $     2,989   $    5,397   $    3,447    $   3,790
                                           ===========   ==========   ==========    =========

RESEARCH AND DEVELOPMENT

      We have a number of research and development programs in our various business segments, which we consider to be of importance in maintaining our market positions. We spent approximately $8.0 million for the nine months ended June 30, 2002 on research and development and $9.0 million, $8.8 million and $9.4 million in 2001, 2000 and 1999, respectively.

      Our research and development expenditures by business segment are as follows:

                                              NINE MONTHS
                                                 ENDED              YEAR ENDED SEPTEMBER 30,
                                               JUNE 30,      --------------------------------------
                                                 2002           2001          2000          1999
                                              -----------    ----------    ----------    ----------
                                                                 (IN THOUSANDS)
Professional Dental....................       $     3,941    $    4,236    $    4,098    $    4,353
Orthodontics...........................             3,721         4,328         4,321         4,769
Infection Prevention...................               372           413           334           303
                                              -----------    ----------    ----------    ----------
     Total.............................       $     8,034    $    8,977    $    8,753    $    9,425
                                              ===========    ==========    ==========    ==========

EMPLOYEES

      Our companies employed approximately 3,889 people at June 30, 2002, approximately 183 of whom are covered by collective bargaining agreements. We believe our employee relations are generally good. In the United States, Kerr's and Metrex's 183 hourly employees at the Romulus, Michigan facility are members of the UAW. Our current labor contract for both Kerr and Metrex continues through January 31, 2005. Many of our non-management employees in Europe are subject to national labor contracts, which are negotiated from time to time at the national level between the national labor union and employees' council. Once national contracts are set, further negotiation can take place at the local level. Such negotiations can affect local operations. We have had no work stoppages related to national contracts.

PATENTS, TRADEMARKS AND LICENSES

      Our subsidiaries' products are sold under a variety of trademarks and trade names. We own all of the trademarks and trade names we believe to be material to the operation of their businesses, including the Kerr(R), Hawe(R), Herculite(TM), Prodigy(R), Tytin(R), Demetron(R), Ormco(R), Straight-Wire(R), AOA(TM), Damon(TM), Diamond(R), Metrex(R) and Metricide(R) trademarks, each of which we believe to have widespread name brand recognition in its respective field and all of which we intend to continue to protect. Our subsidiaries also own various patents, employ various patented processes and from time to time acquire licenses from owners of patents to apply patented processes to their operations or to sell patented products. Except for the trademarks referred to above, we do not believe any single patent, trademark or license is material to the operations of our business as a whole.

REGULATION

    Medical Devices

      Certain of our products are medical devices that are subject to regulation by the United States Food and Drug Administration (the "FDA") and by the counterpart agencies of the foreign countries where our products are sold. Some of the regulatory requirements of these foreign countries are more stringent than those applicable in the United States. Our medical devices distributed in the European countries are CE marked per the European Medical Device Directives, 93/42/EEC. Products that are CE marked may move freely in the fifteen European Union States and the three European Economic Area States. Our worldwide facilities, other than custom manufacturing facilities, that are engaged in the manufacturing of these products are ISO 9000 certified. Pursuant to the Federal Food, Drug, and Cosmetic Act (the "FDCA"), the FDA regulates virtually all phases of the manufacture, sale, and distribution of medical devices, including their introduction into interstate commerce, manufacture, advertising, labeling, packaging, marketing, distribution and record keeping. Pursuant to the FDCA and FDA regulations, certain facilities of our operating subsidiaries are registered with the FDA as medical device manufacturing establishments.

      Medical devices are classified into Class I, II or III. Pursuant to section 510(k) of the FDCA, the manufacturer or distributor of a Class I or II device that is initially introduced commercially on or after May 28, 1976 must notify the FDA of its intent to commercially introduce the device through the submission of a premarket notification (a "510(k)"). Before commercial distribution can begin, the FDA must review the 510(k) and clear the device for commercial distribution. The FDA normally has 90 days to review the 510(k) and grant or deny clearance to market on the basis that it is or is not substantially equivalent to a device marketed before May 28, 1976. Alternatively, the FDA may postpone a final decision and require the submission of additional information, which may include clinical data. If additional information is required, review and clearance of a 510(k) may be significantly delayed. In order to clear a Class I or II device for marketing, the FDA must determine, from the information contained in the 510(k) and any additional information that is submitted, that the device is substantially equivalent to one or more Class I or II devices that are legally marketed in the United States. Certain Class I devices are exempt from the 510(k) premarket notification requirement and manufacturers of such products may proceed to market without any submission to the FDA. If a device is not considered "substantially equivalent," it is regulated as a Class III medical device. In general, a Class III medical device must be expressly approved by the FDA for commercial distribution pursuant to the submission of a premarket approval application ("PMA"). A PMA must contain, among other information, substantial information about the manufacture of the device and data from adequate and well-controlled clinical trials that demonstrate that the device is both safe and effective. The PMA approval process is substantially more complex and lengthy than the 510(k) premarket notification process.

      A medical device, whether exempt from premarket notification, cleared for marketing under the 510(k) pathway, or cleared pursuant to a PMA approval, is subject to ongoing regulatory oversight by the FDA to ensure compliance with regulatory requirements, including, but not limited to, product labeling requirements and limitations, including those related to promotion and marketing efforts, current good manufacturing practices and quality system requirements, record keeping, and medical device (adverse reaction) reporting.

      All of our dental and orthodontic treatment products and our high level disinfectants and sterilants are regulated as Class I or Class II medical devices.

      Dental mercury is currently regulated by the FDA as a Class I device (not exempt from the 510(k) premarket notification requirement), and amalgam alloy is regulated as a Class II device. On February 20, 2002, the FDA published for comment a guidance in which it proposes to regulate encapsulated mercury and amalgam alloy, like those sold by Kerr, as a single Class II device. It also proposed the reclassification of dental mercury as a Class II device, so as to conform to the Class II designation for amalgam alloy and to the proposed Class II designation for encapsulated mercury and amalgam alloy. As Class II devices, encapsulated mercury and amalgam alloy will be subject to special controls. The special controls may include, among other things, recommendations and guidance for the form and content of product labeling. The guidance document contains proposed recommendations regarding the handling and storage of encapsulated mercury and amalgam alloy as well as warnings to be added to the labeling.

      All dental amalgam filling materials, including Kerr's dental amalgam products, contain mercury. The use of mercury in various products, including dental amalgams, is being examined by various groups and U.S. and foreign governmental agencies as a part of an effort to reduce the amount of mercury to which individuals are exposed and that is discharged into the environment. We are aware of at least one foreign government agency that, as a result of a study it conducted, has proposed a plan that would discontinue the use of amalgams once a suitable alternative is found.

      Various groups, who have expressed concerns about the health effects allegedly caused by the mercury in amalgams, are active in lobbying state, federal and foreign lawmakers and regulators to pass laws or adopt regulatory changes or recommendations regarding the use of dental amalgams. To date, these efforts have resulted in restrictions on or recommendations against the use of amalgams in certain clinical situations in some states and countries. The actions have generally been taken to reduce human exposure to mercury where other safe and practical alternatives to dental amalgams exist. Certain groups opposed to the use of amalgams have filed a lawsuit against the American Dental Association ("ADA") and the California Dental Association ("CDA") alleging, among other things, the ADA and CDA have issued rules preventing dentists from discussing mercury with their patients.

      In the United States, the FDA's Dental Devices Panel, the National Institute of Health and the United States Public Health Service have indicated that the use of amalgams does not cause verifiable adverse effects in patients who have amalgam fillings. All of these agencies have recommended further research on the subject and, in large part because of their initiatives, research with respect to potential health effects of dental amalgams is ongoing at various places around the world.

    Over the Counter Drug Products

      Certain of our products, namely our topical anti-microbial infection prevention products, are subject to regulation by the FDA as over the counter drug products. In order to market a product as an over the counter drug, we are required to comply with certain requirements relating to testing and labeling of these products. Each new product is listed with the FDA; however, there is no requirement for premarket submissions or approvals.

    Federal Insecticide, Fungicide and Rodenticide Act

      Certain of our infection prevention products are classified as pesticides and are subject to regulation by the United States Environmental Protection Agency ("EPA") under the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") and by various state environmental agencies under the laws of those states. Under FIFRA, no one may sell, distribute or use a pesticide unless it is registered with the EPA. Registration includes approval by the EPA of the product's label, including the claims and instructions for use. The producer of a pesticide must provide data from tests done according to EPA guidelines. These tests are designed to determine whether a pesticide has the potential to cause adverse effects on humans, wildlife, plants and possible ground or surface water contamination. Testing must also be submitted to support the claims on the product labeling. Separate registrations must be obtained from the EPA and each state in which the product is sold. Registrations must be renewed annually. The regulations also require producers to report adverse events associated with their products to the EPA. Failure to pay registration fees or provide necessary testing data, or evidence that the product is the cause of an adverse effect on humans or the environment, could result in the cancellation of a FIFRA registration.

    Environmental, Health and Safety Matters

      Our operations entail a number of environmentally sensitive production processes. Compliance with environmental laws and regulations along with regulations relating to workplace safety is a significant factor in our businesses. Our domestic facilities are subject to federal, state and local laws and regulations concerning, among other things, solid and hazardous waste disposal, air emissions and waste water discharge, and our foreign facilities are subject to local laws and regulations regarding the environment. Our operations are also subject to regulation relating to workplace safety, both in the United States and abroad. Violations of any of these laws and regulations or the release of toxic or hazardous materials used in our operations into the environment could expose us to significant liability. Similarly, third party lawsuits relating to environmental and workplace safety issues could result in substantial liability.

RAW MATERIALS

      We purchase a wide range of raw materials and supplies from a number of suppliers and do not rely on sole sources to any material extent. We do not foresee any significant difficulty in obtaining necessary materials or supplies.

RISKS ATTENDANT TO FOREIGN OPERATIONS

      We conduct our businesses in numerous foreign countries and as a result are subject to risks of fluctuations in exchange rates of various foreign currencies and other risks associated with foreign trade. For the nine months ended June 30, 2002 and the fiscal years 2001, 2000 and 1999, our net sales outside the United States accounted for approximately 41%, 39%, 39%, and 42%, respectively, of consolidated net sales. See "Quantitative and Qualitative Disclosures about Market Risk" in our Form 10-Q for the quarter ending June 30, 2002 for further information concerning the possible effects of foreign currency fluctuations and currency hedges intended to mitigate their impact.

RELIANCE ON KEY DISTRIBUTORS

      A substantial portion of our sales is made through major independent distributors. The loss of certain of our dental distributors could have a material adverse effect on our results of operations or financial condition.

TRANSACTIONS AND AGREEMENTS BETWEEN APOGENT AND SYBRON DENTAL

      In order to effect the spin-off, Apogent and Sybron Dental entered into a number of interrelated agreements. Certain of these agreements continue to define the ongoing relationship between the parties after the spin-off and are briefly described below. Because these agreements were negotiated while we were a wholly-owned subsidiary of Apogent, they are not the result of negotiations between independent parties. In the future, additional or modified agreements, arrangements and transactions may be entered into and such agreements and transactions will be determined through arm's length negotiations.

    Contribution Agreement

      Pursuant to the Contribution Agreement, Plan and Agreement of Reorganization and Distribution providing for the spin-off, immediately prior to the spin-off, all of the capital stock of Sybron Dental Management, which owned, directly or indirectly, the stock or other equity interests in the subsidiaries that held substantially all of the assets and liabilities of the dental business, was transferred by Apogent to us along with certain other assets relating to the dental business. Under this agreement, prior to such transfer, Sybron Dental Management settled all intercompany loans and advances with Apogent by way of a non-cash dividend of $78.2 million, and a cash dividend to Apogent of $67.9 million, representing the difference between $375 million and the actual allocation of Apogent bank debt to Sybron Dental Management as of the spin-off.

    Assignment and Assumption Agreement

      Pursuant to the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities, in general, we and our U.S. subsidiaries indemnify Apogent and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of the dental business, including discontinued operations within those business segments. Similarly, Apogent and its U.S. subsidiaries indemnify us and our subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of its Apogent's laboratory business, including discontinued operations within those business segments, and other items not transferred to us. In circumstances in which any liability of Apogent and Sybron Dental Specialties is joint, the parties will share responsibility for such liability on a mutually agreed basis consistent with the allocation of the business segments.

    Insurance Matters Agreement

      An Insurance Matters Agreement governs the rights and obligations of Apogent and us with respect to various pre-existing contracts insuring Apogent and covering risks associated with, or arising out of, the dental business. The types of policies covered by the Insurance Matters Agreement include, without limitation, automobile liability, comprehensive and general liability. The Insurance Matters Agreement also establishes certain procedures for dealing with pending litigation, new litigation and the resolution of disputes between the parties concerning that agreement.

    Tax Indemnification Agreement

      The Tax Sharing and Indemnification Agreement governs the allocation of certain tax responsibilities between Apogent and its subsidiaries on the one hand and us and our subsidiaries on the other hand after the spin-off. The Tax Indemnification Agreement defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the business operations for tax years (or portions thereof) ending on or prior to the spin-off and with respect to certain tax attributes of the companies after the spin-off. The Tax Indemnification Agreement also specifies the parties' respective obligations in connection with any audit or investigation concerning any federal, state or other taxes or in the event the spin-off is subsequently determined not to qualify as tax-free for U.S. federal income tax purposes.

    Confidentiality and Nondisclosure Agreement

      As of the spin-off, Sybron Dental Specialties and Apogent entered into a Confidentiality and Nondisclosure Agreement whereby, subject to certain exceptions, each party agreed to treat as confidential and not disclose certain proprietary and other confidential information belonging to the other company.

PROPERTIES

      We operate manufacturing facilities in the United States and certain foreign countries. The following table sets forth information regarding our principal properties by business segment. Properties with less than 20,000 square feet of building space have been omitted from this table.

                                                                                    OWNED OR
 LOCATION OF FACILITY                       BUILDING SPACE AND PRIMARY USE           LEASED
----------------------                      ------------------------------          --------
HEADQUARTERS
Orange, California......................    118,000 sq. ft./headquarters,
                                            manufacturing and warehouse              leased
PROFESSIONAL DENTAL
Bioggio, Switzerland....................    231,000 sq. ft./manufacturing            owned
Romulus, Michigan.......................    220,000 sq. ft./manufacturing            leased
Morrisburg, Ontario.....................    60,000 sq. ft./manufacturing             owned
Scafati, Italy..........................    58,000 sq. ft./manufacturing             owned
Lakeville, Minnesota....................    38,000 sq. ft./assembly                  owned
Morrisburg, Ontario.....................    30,000 sq. ft./manufacturing             leased
Danbury, Connecticut....................    30,000 sq. ft./manufacturing             leased

ORTHODONTICS
Glendora, California....................    111,000 sq. ft./manufacturing            leased
Mexicali, Mexico........................    57,000 sq. ft./manufacturing             leased
Uman, Yucatan, Mexico...................    35,000 sq. ft./manufacturing             owned
Uman, Yucatan, Mexico...................    34,000 sq. ft./manufacturing             leased
Tijuana, Mexico.........................    32,000 sq. ft./manufacturing             owned
San Dimas, California...................    30,000 sq. ft./distribution              leased
Redmond, Washington.....................    29,000 sq. ft./manufacturing             leased
Sturtevant, Wisconsin...................    21,000 sq. ft./manufacturing             leased

INFECTION PREVENTION
Romulus, Michigan.......................    85,000 sq. ft./manufacturing             leased

      We consider our plants and equipment to be well maintained and suitable for their purposes. We have, from time to time, expanded and will continue to expand facilities as the need arises. We expect to fund such expansions through internally generated funds or borrowings under our credit facility. All of our owned domestic properties are encumbered under our credit facility and will be encumbered under our new credit facility. Our facility in Bioggio, Switzerland is encumbered by a mortgage given to the former shareholder of Hawe Neos as security for certain indemnification obligations we gave to the former shareholder of Hawe Neos.

      Our 76,000 square foot San Diego, California facility is currently unused and for sale.

LEGAL PROCEEDINGS

      We or our subsidiaries are at any one time parties to a number of lawsuits or subject to claims arising out of our respective operations, including products liability, patent and trademark, or other intellectual property infringement, contractual liability, workplace safety and environmental claims and cases, some of which involve claims for substantial damages. We or our subsidiaries are vigorously defending lawsuits and other claims against us. Pursuant to the agreements described above between Apogent and us relating to the spin-off, we will indemnify Apogent and its subsidiaries against costs and liabilities associated with past or future operations of the dental business, and Apogent will indemnify us and our subsidiaries against costs and liabilities associated with past or future operations of the laboratory business. We believe that any liabilities which might be reasonably expected to result from any of our or our subsidiaries' pending cases and claims would not have a material adverse effect on our results of operations or financial condition, even if we are unable to recover amounts that we expect to recover with respect to those pending cases and claims through insurance, indemnification arrangements, or other sources. There can be no assurance as to this, however, or that litigation having such a material adverse effect will not arise in the future.

                                   MANAGEMENT

      Set forth below are the names, ages, term and principal occupation and business experience of our Board of Directors.

         DIRECTOR'S NAME            AGE      TERM               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ---------------            ---     EXPIRES             --------------------------------------------
                                            -------
Kenneth F. Yontz(a)                 57       2005      Chairman of the Board of Sybron Dental Specialties, Inc.
                                                       since October 2000; Chairman of the Board of Apogent
                                                       Technologies Inc. (formerly known as Sybron International
                                                       Corporation, our parent prior to the spin-off) since 1987;
                                                       President and Chief Executive Officer of Sybron International
                                                       Corporation from October 1987 until December 2000. Director of Viasystems Group, Inc., Rockwell Automation, Inc., and
                                                       Apogent Technologies Inc.

Dennis B. Brown(a)                  54       2005      Employed as Financial Advisor to Apogent Technologies Inc.
                                                       since December 2000; Vice President -- Finance and Chief
                                                       Financial Officer of Sybron International Corporation (now
                                                       known as Apogent Technologies Inc.) from January 1993 until
                                                       December 2000, and Treasurer from October 1993 until December
                                                       2000.

Donald N. Ecker(b)                  55       2003      Founder and Managing Director of CEO Strategic Solutions,
                                                       LLC, an investment firm specializing in mergers/acquisitions and related financial advisory services, since January 1999;
                                                       retired as Senior Partner with Ernst & Young LLP in December
                                                       1998; previously Co-Director for the Center for Strategic
                                                       Transactions and Director of Entrepreneurial Services for
                                                       Southern California; serves on City National Bank -- Inland
                                                       Division Advisory Board.

Robert W. Klemme(c)                 56       2003      Chairman of the Board of eBuilt, Inc., since September 2001;
                                                       Founder and Managing Director of RK Capital, LLC, a private investment company, since December 2000; formerly a Founder and Managing Director of CEO Strategic Solutions, LLC, a
                                                       consulting firm specializing in restructuring and spin-off transactions, since January 1999 -- December 2000; President of Entrepreneurial Capital Corporation from 1986 until
                                                       December 1998; previously Senior Vice President and Regional
                                                       Manager of Wells Fargo Bank -- San Diego and Wells Fargo Bank
                                                       -- Los Angeles.

Floyd W. Pickrell, Jr.(a)           56       2004      President and Chief Executive Officer of Sybron Dental
                                                       Specialties, Inc. since October 2000. President of our
                                                       subsidiary Sybron Dental Management, Inc. (formerly known as
                                                       Sybron Dental Specialties, Inc.), now our principal
                                                       first-tier subsidiary, since August 1993; served as Chairman of the Board of our subsidiary Kerr Corporation from August
                                                       1993 to December 2000, and Chairman of the Board of our
                                                       subsidiary Ormco Corporation from February 1993 to December
                                                       2000; served as President of Kerr from August 1993 until
                                                       November 1998; joined Ormco in 1978 and served as Ormco's
                                                       President from March 1983 until November 1998; previously
                                                       served as Ormco's Vice President of Marketing and as its
                                                       National Sales Manager.

William E. B. Siart(b)(c)           55       2004      Chairman of the Board of Excellent Education Development, a
                                                       non-profit corporation that develops and manages charter
                                                       public schools, beginning in 2000; President and Chief
                                                       Executive Officer of EXED LLC from 1998 until 2000; Chairman and Chief Executive Officer of First Interstate Bancorp from
                                                       1995 to 1996, having served as President of that corporation from 1990 until 1995 and in various other executive positions for that company, previously. Director of Western Asset
                                                       Trust, Inc., and Pacific American Income Shares, Inc.

James R. Parks(b)(c)                51       2004      Chairman of the Board and Chief Executive Officer of Laser
                                                       Pacific Media Corporation, a public media post production
                                                       company, since 1994; managing partner of the accounting firm of ParksPalmer Turner and Yemenidjian, LLP, and executive
                                                       director of CBIZ Southern California, Inc., a subsidiary of
                                                       Century Business Services, which is in the business of
                                                       providing business consulting, accounting, merger and
                                                       acquisition, business valuation, financial crisis management, and tax services; Chairman of the Board of Realty Center
                                                       Management Corporation, a privately held real estate
                                                       management and investment company with operations in five
                                                       states.

----------

(a) As indicated above, prior to the spin-off on December 11, 2000, when we became a separate publicly held company, we were a subsidiary of Apogent Technologies Inc. (f/k/a Sybron International Corporation). Messrs. Pickrell, Yontz and Brown were executive officers of Apogent prior to the spin-off.

(b)   Member of the audit committee.

(c)   Member of the compensation committee.

      Set forth below are the names, ages, positions and experience of our executive officers. All executive officers hold office at the pleasure of the Board of Directors.

              NAME                  AGE                             POSITIONS AND EXPERIENCE
              ----                  ---                             ------------------------
Floyd W. Pickrell, Jr                56    President and Chief Executive Officer of Sybron Dental Specialties, Inc.
                                           since October 2000; President of Sybron Dental Management since August
                                           1993; served as Chairman of the Board of Kerr Corporation from August
                                           1993 to December 2000 and Chairman of the Board of Ormco from February
                                           1993 to December 2000; served as President of Kerr from August 1993 until
                                           November 1998; joined Ormco in 1978 and served as Ormco's President from
                                           March 1983 until November 1998; previously served as Ormco's Vice
                                           President of Marketing and as its National Sales Manager.

Michael R. DePrez                    60    Executive Vice President of Operations and Chief Information Officer of
                                           Sybron since October 2000. Joined Sybron Dental Management in September
                                           1997 as Vice President of Information Technology and Chief Information
                                           Officer; appointed Executive Vice President of Operations in May 1999 with continued responsibilities as Chief Information Officer.  Previously
                                           Vice President of Information Technology for Aramark Corporation and
                                           Director of Information Technology for Mitsubishi Corporation.

Daniel E. Even                       49    President of Ormco since November 1998; Executive Vice President and
                                           General Manager of Ormco from 1993 until November 1998; Director of
                                           Allesee Orthodontic Appliances (since July 1994) and Director and
                                           President of LRS Acquisition Corporation (since April 1998).  Joined
                                           Ormco in 1979 and held various management positions at Ormco including
                                           Vice President Marketing and Research & Development.

A. J. LaSota                         60    Vice President and General Manager of Metrex Research Corporation since
                                           November 1998 and General Manager for Metrex from December 1997 until
                                           November 1998.  Joined Metrex in September 1995 as Director of Sales and
                                           Marketing.  Previously served as founder and President of Endolap
                                           Incorporated.

Steven J. Semmelmayer                44    President of Kerr Corporation since November 1998; Executive Vice
                                           President and General Manager of Kerr from 1993 until November 1998 and
                                           Director and Chief Executive Officer of Pinnacle Products (since October
                                           1998).  Joined Ormco in 1979 and held various management positions with
                                           Ormco including National Sales Director prior to being transferred to
                                           Kerr.

Stephen J. Tomassi                   49    Vice President -- General Counsel and Secretary of Sybron Dental
                                           Specialties, Inc. since October 2000.  Joined Apogent in 1988 as
                                           Corporate Counsel, becoming Assistant General Counsel in June 1992, and continued to serve in that role until the spin-off. Previously in private practice from 1984 to 1988 with the law firm of Halling & Cayo.

John A. Trapani                      56    Vice President of Human Resources of Sybron Dental Specialties, Inc.
                                           since October 2000; joined Ormco in October 1983 as Vice President of
                                           Human Resources; served, at various times, as Vice President of Human
                                           Resources and Secretary for Sybron Dental Management, Kerr and Ormco.
                                           Previously served as Manager of Employee Relations and Manager of
                                           Administration for Rockwell International B-1 Division; and Manager
                                           Disney University and Manager of Employment for Walt Disney Productions
                                           Studios and WED Enterprises.

Gregory D. Waller                    52    Vice President -- Finance, Chief Financial Officer and Treasurer of
                                           Sybron Dental Specialties, Inc. since October 2000; served as Vice
                                           President -- Finance of Sybron Dental Management from August 1993 to
                                           December 2000.  Formerly the Vice President and Treasurer of Kerr, Ormco
                                           and Metrex. Joined Ormco in December 1980 as Vice President and
                                           Controller; served as Vice President of Kerr European Operations from
                                           July 1989 to August 1993.

Frances B. L. Zee                    51    Vice President of Regulatory Affairs and Quality Assurance of Sybron
                                           Dental Specialties, Inc. since October 2000; served, at various times, as
                                           Vice President of Regulatory Affairs and Quality Assurance of Sybron
                                           Dental Management, Kerr and Ormco. Joined Ormco in May 1983 as Manager of
                                           Quality Assurance and later became Director of Regulatory Affairs/
                                           Quality Assurance.

                              DESCRIPTION OF NOTES

      In this Description of Notes, Sybron refers only to Sybron Dental Specialties, Inc., and any successor obligor on the notes, and not to any of its subsidiaries. As throughout the prospectus, "notes" refers to the Original Notes and the Exchange Notes. You can find the definitions of certain capitalized terms used in this description under " -- Certain Definitions."

      Sybron Dental Specialties, Inc. issued the Original Notes and will issue the Exchange Notes under an indenture among Sybron Dental Specialties, Inc., the Guarantors, and Wilmington Trust Company, as trustee. Upon the issuance of the Exchange Notes or the effectiveness of a shelf registration statement, the indenture will be subject to the Trust Indenture Act of 1939, as amended. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

      The following is a summary of the material provisions of the indenture and the Registration Rights Agreement. Because this is a summary, it may not contain all the information that is important to you and it is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the indenture, including the definitions of certain terms therein and those terms made part of the indenture by reference to the Trust Indenture Act, as in effect on the date of the indenture. Copies of the proposed form of the indenture and the registration rights agreement are available as described under "Available Information."

BASIC TERMS OF NOTES

      The notes:

      - are unsecured obligations of Sybron, subordinated in right of payment to all existing and future Senior Debt of Sybron in accordance with the subordination provisions of the indenture;

      - are issued in an original aggregate principal amount of $150,000,000;

      -     mature on June 15, 2012;

      - bear interest commencing the date of issue at 8 1/8% per annum, payable semiannually on each June 15 and December 15, commencing December 15, 2002, to holders of record on the June 1 or December 1 immediately preceding the interest payment date;

      - bear interest on overdue principal, and pay interest on overdue interest, at 2% per annum higher than the rate stated above.

      Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      If Sybron fails to comply with the registration rights agreement, the interest rate on the notes will be increased. See "Registration Rights."

ADDITIONAL NOTES

      Subject to the covenants described below, Sybron may issue notes under the indenture having the same terms in all respects as the notes except that interest will accrue on the additional notes from the most recent date to which interest has been paid on the notes (other than additional notes) or, if no interest has been paid, from their date of issuance. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes.

OPTIONAL REDEMPTION

      Except as set forth in the next two paragraphs, the notes are not redeemable at the option of Sybron.

      At any time and from time to time on or after June 15, 2007, Sybron may redeem the notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

                       TWELVE-MONTH PERIOD
                           COMMENCING
                            JUNE 15,                      PERCENTAGE
                     ---------------------------------    ----------
                     2007.............................     104.063%
                     2008.............................     102.708%
                     2009.............................     101.354%
                     2010 and thereafter..............     100.000%

      At any time and from time to time prior to June 15, 2005, Sybron may redeem notes, including any additional notes, with (in respect of the principal amount of such notes) the net cash proceeds received by Sybron from any Equity Offering at a redemption price equal to 108.125% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the notes, including additional notes, if any, issued under the indenture, provided that

            (1) in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

            (2) not less than $97.5 million principal amount of the notes remains outstanding immediately thereafter.

SELECTION AND NOTICE

      If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

NO MANDATORY REDEMPTION OR SINKING FUND

      There will be no mandatory redemption or sinking fund payments for the notes.

GUARANTEES

      The obligations of Sybron pursuant to the notes, including any repurchase obligation resulting from a Change of Control, are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis, by the Guarantors, subject to the fraudulent conveyance limitation described below. If Sybron or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary after the date of the indenture, the new Restricted Subsidiary must promptly provide a guarantee of the notes (a "Note Guarantee").

      Each Note Guarantee is limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor's obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See "Risk Factors -- The guarantees may be voided under specific legal circumstances."

      The Note Guarantee of a Guarantor will terminate upon

            (1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor (other than to Sybron or a Domestic Restricted Subsidiary) otherwise permitted by the indenture,

            (2) the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary, or

            (3) defeasance or discharge of the notes, as provided in " -- Defeasance and Discharge."

REGISTRATION RIGHTS

      The following is a summary of the material provisions of the Registration Rights Agreement and is qualified in its entirety by reference to the Registration Rights Agreement. Because this is a summary, it may not contain all the information that is important to you. The Registration Rights Agreement is being filed as an exhibit to this registration statement.

      In the Registration Rights Agreement, Sybron agreed to:

      - file an exchange offer registration statement with the SEC within 60 days of the Issue Date (the "Exchange Registration Statement") with respect to a registered offer to issue registered Exchange Notes in exchange for the Original Notes;

      - use its best efforts to have the Exchange Registration Statement declared effective within 150 days after the Issue Date;

      - use its best efforts to keep the Exchange Registration Statement effective continuously for a period of not less than 30 days after the date notice of the exchange offer is mailed to holders; and

      - use its best efforts to cause the exchange offer to be consummated no later than the 180 days after the Issue Date (the "consummation deadline").

      The registration statement of which this prospectus is a part is the Exchange Registration Statement described above, and the exchange offer described in this prospectus is the exchange offer referred to above. The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes have been registered and transfer restrictions, registration rights and provisions for additional interest relating to the Original notes will not apply to the Exchange Notes. All of the Original Notes and the Exchange Notes will be treated as a single class and will vote together under the indenture.

      If:

      - because of any change in applicable law or in interpretations thereof by the SEC staff, Sybron is not permitted to effect the exchange offer;

      - the exchange offer is not consummated by the 180th day after the Issue Date;

      - any initial purchaser so requests with respect to Original Notes not eligible to be exchanged for Exchange Notes in the exchange offer; or

      - any other holder is not eligible to participate in the exchange offer or, in the case of any holder (other than an exchanging broker-dealer) that participates in the exchange offer, such holder does not receive freely tradeable Exchange Notes on the date of the exchange and so requests;

Sybron will be required to file with the SEC a shelf registration statement to register for public resale the Transfer Restricted Securities held by any such holder within 60 days after the triggering event and use its best efforts to have it declared effective no later than 150 days after the triggering event. A holder who sells Original Notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be required to agree in writing to be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the notes will be required to deliver information to be used in connection with the shelf registration statement in order to have its notes included in the shelf registration statement. Sybron will be required to use its best efforts to keep the shelf registration statement continuously effective for a period of two years from its date of effectiveness or such shorter period as will terminate when all the notes covered by the registration statement are sold or are no longer restricted securities as defined in Rule 144 under the Securities Act.

      For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Original Note until:

            (1) the date on which such Original Note is exchanged in the exchange offer by a person other than a broker-dealer for a freely transferable Exchange Note;

            (2) following the exchange by a broker-dealer in the exchange offer of the Original Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from the broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

            (3) the date on which the resale of the Original Note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

            (4) the date on which such Original Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

      The Registration Rights Agreement provides that if:

      - Sybron fails to file any registration statement required by the agreement on or prior to the applicable filing deadline;

      - any registration statement is not declared effective on or prior to the applicable effectiveness deadline;

      - the exchange offer is not consummated on or prior to the consummation deadline; or

      - any registration statement has been declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities during the periods specified in the registration rights agreement (each, a "Registration Default"),

      Sybron will pay to each holder of Transfer Restricted Securities affected thereby additional interest over and above the interest set forth in the title of the securities from and including the date on which any Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of .25% per annum for the first 90-day period. The amount of additional interest shall increase by an additional .25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of 0.5% per annum. All accrued additional interest shall be paid by Sybron in the same manner and at the same time as payments of interest on the notes.

      All references in the indenture and this "Description of Notes" to any interest payable on or with respect to the Original Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

SUBORDINATION

      Contractual Subordination of the Notes to Senior Debt of Sybron. The notes, as obligations of Sybron, are contractually subordinated to Senior Debt of Sybron, which includes the obligations of Sybron under the Credit Agreement. The following paragraphs describe the subordination of the notes to the Senior Debt of Sybron.

      The debt evidenced by the notes is subordinated in right of payment, to the extent and in the manner provided in the indenture, to the prior payment of all Senior Debt. The subordination provisions are for the benefit of and enforceable by the holders of Senior Debt.

      Upon any payment or distribution of the assets of Sybron to creditors upon a total or partial liquidation or a total or partial dissolution of Sybron or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Sybron or its property:

            (1) holders of Senior Debt are entitled to receive payment in full in cash of all Obligations in respect of Senior Debt, including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "payment in full") before holders will be entitled to receive any payment of principal of or interest on the notes; and

            (2) until the Senior Debt is paid in full, any distribution to which noteholders would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt as their interests may appear.

      Sybron may not pay the principal of or interest on the notes or make any deposit pursuant to "Defeasance and Discharge" and shall not repurchase, redeem or otherwise retire any notes (collectively, "pay the notes") if at the time any Designated Senior Debt has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

      During the continuance of any other default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, Sybron may not pay the notes for a period (a "Payment Blockage Period")

            (1) commencing upon the receipt by Sybron and the trustee of written notice of default from the holders of any Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and

            (2) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (i) by written notice to the trustee and Sybron from the Person who gave the Blockage Notice, (ii) by repayment in full of such Designated Senior Debt or (iii) because the default giving rise to the Blockage Notice is no longer continuing).

      Subject to the preceding paragraph, unless the holders of such Designated Senior Debt have accelerated the maturity of such Designated Senior Debt, Sybron may resume payments on the notes after the Payment Blockage Period.

      Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

      If a payment or other distribution is made to noteholders that because of these subordination provisions should not have been made to them, the noteholders that receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

      A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to noteholders is not, as between Sybron and the noteholders, a payment by Sybron on Senior Debt. After all Senior Debt is paid in full and until the notes are paid in full, noteholders will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Debt, which, to the extent received by noteholders, do not constitute, as between Sybron and the noteholders, payments by Sybron on the notes.

      These subordination provisions define the relative rights of noteholders and holders of Senior Debt and do not impair, as between Sybron and noteholders, the obligation of Sybron, which is absolute and unconditional, to pay principal of and interest on the notes in accordance with their terms. The failure to make a payment pursuant to the notes by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the noteholders or the trustee to accelerate the maturity of the notes upon an Event of Default or prevent the trustee or any noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to noteholders.

      Notwithstanding anything to the contrary,

            (1) payments from money or U.S. Government Obligations held by the trustee in trust under "Defeasance and Discharge" (after passage of the 123-day period referred to therein, if relevant) and

            (2) distributions to noteholders in the form of Permitted Junior Securities of Sybron are not subordinated to the prior payment of any Senior Debt or otherwise subject to these subordination provisions, and none of the noteholders will be obligated to pay over any such payments or distributions to any holder of Senior Debt.

      Contractual Subordination of the Note Guarantees to Senior Debt of the Guarantors. All of the foregoing provisions regarding the subordination of the notes, as obligations of Sybron, to the Senior Debt of Sybron apply in the same way to each Guarantor, if any, and its Note Guarantee, with appropriate corresponding references to the Senior Debt of, and Permitted Junior Securities with respect to, such Guarantor.

      General Effect of Contractual Subordination. By reason of the subordination provisions contained in the indenture, in the event of insolvency of Sybron or a Guarantor, creditors of Sybron or the Guarantor that are holders of Senior Debt of Sybron or the Guarantor, as the case may be, may recover more, ratably, than the holders in respect of the notes or the Note Guarantee of the Guarantor, as relevant.

      As of March 31, 2002, after giving pro forma effect to the offering and the refinancing of our existing credit facility, the Senior Debt of Sybron and the Guarantors, on a combined basis would have been approximately $208.0 million, all of which is secured. Although the indenture contains limitations on the amount of additional Debt that Sybron and its Restricted Subsidiaries may incur, the amount of additional Debt could be substantial, and there is no limitation on the amount of such Debt that could be Senior Debt. See "Certain Covenants -- Limitation on Debt and Disqualified or Preferred Stock."

      Structural Subordination. Substantially all the operations of Sybron are conducted through its subsidiaries. Sybron's foreign subsidiaries have not guaranteed the notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of Sybron, including holders of the notes. The notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of subsidiaries of Sybron (other than the Guarantors). As of March 31, 2002, after giving pro forma effect to the offering and the refinancing of our existing credit facility, the total liabilities of Sybron's subsidiaries (other than the Guarantors) would have been approximately $25.9 million, including trade payables. Although the indenture limits the Incurrence of Debt and Disqualified or Preferred Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the Incurrence by Restricted Subsidiaries of liabilities that are not considered Debt or Disqualified or Preferred Stock under the indenture. See "Certain Covenants -- Limitation on Debt and Disqualified or Preferred Stock."

CERTAIN COVENANTS

      The indenture contains covenants including, among others, the following:

    Limitation on Debt and Disqualified or Preferred Stock.

      (a)   Sybron

            (1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

            (2) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by Sybron or a Wholly Owned Restricted Subsidiary, so long as it is so held);

provided that (A) Sybron or any Guarantor may Incur Debt and Sybron or any Guarantor may Incur Disqualified Stock and any Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.25 to 1 and (B) any Foreign Restricted Subsidiary may Incur Debt, Disqualified Stock or Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.75 to 1.

      (b) Notwithstanding the foregoing, Sybron and, to the extent provided below, any Restricted Subsidiary may Incur the following ("Permitted Debt"):

            (1) Debt ("Permitted Bank Debt") of Sybron or any Guarantor pursuant to the Credit Agreement, and Guarantees of such Debt by any Guarantor; provided that the aggregate principal amount at any time outstanding thereunder does not to exceed the sum of (A) $200 million, less any amount of such Debt permanently repaid as provided under "Limitation on Asset Sales" and (B) the greater of (i) $225 million and
      (ii) the sum of 85% of the book value of accounts receivable of Sybron and its Restricted Subsidiaries and 50% of the book value of inventory of Sybron and its Restricted Subsidiaries; provided, however, that the amount available to be Incurred in reliance upon this clause (1) shall be reduced by the amount of any outstanding Debt Incurred in reliance upon clause
      (10) below;

            (2) Debt of Sybron or any Restricted Subsidiary to Sybron or any Wholly Owned Restricted Subsidiary so long as such Debt continues to be owed to Sybron or a Wholly Owned Restricted Subsidiary and which, if the obligor is Sybron or a Guarantor, is subordinated in right of payment to the notes;

            (3) Debt of Sybron pursuant to the notes (other than additional notes) and Debt of any Guarantor pursuant to a Note Guarantee of the notes (including additional notes);

            (4) Debt ("Permitted Refinancing Debt") constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

                  (A) in case the notes are refinanced in part or the Debt to be refinanced is pari passu with the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes,

                  (B) in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

                  (C) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

                  (D) in no event may Debt of Sybron or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

                  (E)   Debt Incurred pursuant to clauses (1), (2), (5), (6),
            (10), (11) and (12) of this paragraph (b) may not be refinanced pursuant to this clause;

            (5) Hedging Agreements of Sybron or any Restricted Subsidiary relating to Debt permitted under the indenture entered into in the ordinary course of business for the purpose of swapping fixed interest rates for floating interest rates or limiting risks associated with the business of Sybron and its Restricted Subsidiaries and not for speculation;

            (6) Debt of Sybron or any Restricted Subsidiary with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

            (7) Acquired Debt, provided that after giving effect to the Incurrence thereof, Sybron could Incur at least $1.00 of Debt under paragraph (a) above;

            (8) Debt of Sybron or any Restricted Subsidiary outstanding on the Issue Date (and, for purposes of clause (4)(E), not otherwise constituting Permitted Debt);

            (9) Debt of Sybron or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of real or personal property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $15.0 million outstanding at any time less (b) the aggregate outstanding principal amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred under this clause (9);

            (10) Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount not to exceed $30.0 million outstanding at any time;

            (11) Guarantees by the Company or any Guarantor of any Debt of the Company or any Guarantor Incurred under any other clause of this covenant; and

            (12) Debt of Sybron or any Restricted Subsidiary not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

      Each of the foregoing clauses (1) through (12) is independent and Permitted Debt Incurred pursuant to one such clause will not, except as specifically provided otherwise, be taken into consideration for purposes of determining the amount of Permitted Debt that may be Incurred pursuant to another clause.

      Limitation on Restricted Payments. (a) Sybron will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following four bullet points being collectively "Restricted Payments"):

      - declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in Sybron's Qualified Equity Interests) held by Persons other than Sybron or any of its Wholly Owned Restricted Subsidiaries;

      - purchase, redeem or otherwise acquire or retire for value any Equity Interests of Sybron or any Restricted Subsidiary held by Persons other than Sybron or any of its Wholly Owned Restricted Subsidiaries;

      - repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Debt pari passu with the notes or Subordinated Debt except a payment of interest or principal at Stated Maturity and except as contemplated by "Limitation on Asset Sales"; or

      -     make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted
Payment:

            (1)   no Default has occurred and is continuing,

            (2) Sybron could Incur at least $1.00 of Debt under paragraph (a) of "Limitation on Debt and Disqualified or Preferred Stock", and

            (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of

                  (A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on April 1, 2002 and ending on the last day of Sybron's most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to the indenture, plus

                  (B) subject to paragraph (c), the aggregate net cash proceeds received by Sybron (other than from a Subsidiary) after the Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of Sybron, plus

                  (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

                        (x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

                        (y) the portion (proportionate to Sybron's equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by Sybron and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

                  (D) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

      The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

      (b)   The foregoing will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

            (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to Sybron, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by Sybron;

            (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

            (4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of Sybron or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Sybron;

            (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of Sybron in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of Sybron;

            (6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of Sybron held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor after the Issue Date does not exceed an aggregate amount of $10.0 million;

            (7) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than "Repurchase of Notes upon a Change of Control" or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than "Limitation on Asset Sales", provided that, in each case, prior to the repurchase Sybron has made an offer to purchase and repurchased all notes issued under the indenture that were validly tendered for payment in connection with the offer to purchase;

            (8) sales of accounts receivable to a Securitization Subsidiary as part of a Permitted Receivables Financing; and

            (9) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (9) on or after the Issue Date, does not exceed $25.0 million.

provided that, in the case of clauses (6) through (9) no Default has occurred and is continuing or would occur as a result thereof.

      (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clause (3), (4), (5) or (7) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a).

      Limitation on Liens. Sybron will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure Debt or other obligations that are pari passu with or subordinated in right of payment to the notes or the Note Guarantees other than Permitted Liens, without effectively providing that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

      Limitation on Sale and Leaseback Transactions. Sybron will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless

            (1)   Sybron or the Restricted Subsidiary would be entitled to

                  (A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to "Limitation on Debt and Disqualified or Preferred Stock", and

                  (B) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the notes pursuant to "Limitation on Liens", in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions, and

            (2) Sybron complies with "Limitation on Asset Sales" in respect of such transaction.

      Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), Sybron will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

            (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by Sybron or any other Restricted Subsidiary,

            (2) pay any Debt or other obligation owed to Sybron or any other Restricted Subsidiary,

            (3) make loans or advances to Sybron or any other Restricted Subsidiary, or

            (4) transfer any of its property or assets to Sybron or any other Restricted Subsidiary.

      (b) The foregoing restrictions do not apply to any encumbrances or restrictions

            (1) existing on the Issue Date in the Credit Agreement, the indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

            (2)   existing under or by reason of applicable law;

            (3)   existing

                  (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by Sybron or any Restricted Subsidiary, or

                  (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

            which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

            (4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, Sybron or any Restricted Subsidiary;

            (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by "Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries" and "Limitation on Asset Sales";

            (6) contained in the terms governing any Debt if (as determined in good faith by the Board of Directors) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions either (x) would not, at the time agreed to, be expected to materially adversely affect the ability of Sybron to make payments on the notes or (y) in the case of any Permitted Refinancing Debt, are, taken as a whole, no less favorable in any material respect to the noteholders than those contained in the agreements governing the Debt being refinanced; or

            (7) required pursuant to clause (b)(2) under "Limitation on Debt and Disqualified or Preferred Stock."

      Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. Sybron will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless

            (1) the sale or issuance is to Sybron or a Wholly Owned Restricted Subsidiary,

            (2) the sale or issuance is of Capital Stock representing directors' qualifying shares or Capital Stock required by applicable law to be held by a Person other than Sybron or a Restricted Subsidiary,

            (3) the sale or issuance is an Incurrence of Disqualified or Preferred Stock of a Guarantor permitted by "Limitation on Debt and Disqualified or Preferred Stock", or

            (4) (i) if, after giving effect to the sale or issuance, the Restricted Subsidiary would no longer be a Restricted Subsidiary, all remaining Investments of Sybron and the Restricted Subsidiaries in such Person (valued at an amount equal to Sybron's remaining proportional share of the fair market value of such Person's assets less liabilities), if deemed made at that time, would be permitted under "Limitation on Restricted Payments" and (ii) Sybron complies with "Limitation on Asset Sales" with respect to the sale or issuance.

      Guarantees by Restricted Subsidiaries. If Sybron or any of its Restricted Subsidiaries acquires or creates a Domestic Restricted Subsidiary after the date of the indenture, the new Restricted Subsidiary must promptly provide a Note Guarantee.

      Repurchase of Notes upon a Change of Control. Not later than 30 days following a Change of Control, Sybron will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

      An "Offer to Purchase" must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date. The offer must include information concerning the business of Sybron and its Subsidiaries which Sybron in good faith believes will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

      A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

      Sybron will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

      The Credit Agreement prohibits Sybron from purchasing notes in the event of a Change of Control and also provides that the occurrence of certain change of control events with respect to Sybron would constitute a default thereunder. In the event a Change of Control occurs, Sybron could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If Sybron were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, Sybron's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

      Future debt of Sybron may also prohibit Sybron from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require Sybron to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Sybron.

      In these and other circumstances, the subordination provisions in the indenture may prevent payment to the holders of notes.

      Finally, Sybron's ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by Sybron's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See "Risk Factors -- We may not be able to repurchase the notes upon a change of control."

      The phrase "all or substantially all", as used with respect to the assets of Sybron in the definition of "Change of Control", is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" the assets of Sybron has occurred in a particular instance, in which case a holder's ability to obtain the benefit of these provisions could be unclear.

      Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holder of the notes to require that Sybron purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

      The provisions under the indenture relating to Sybron's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in "Amendments and Waivers."

      Limitation on Asset Sales. Sybron will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

            (1) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.

            (2) At least 75% of the consideration consists of cash received at closing or of all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or long-term assets that are to be used in a Permitted Business. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of Sybron or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by Sybron to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)

            (3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

                  (A) to permanently repay Senior Debt of Sybron or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than Sybron or any Restricted Subsidiary, or

                  (B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business.

            (4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale constitute "Excess Proceeds". Excess Proceeds of less than $10.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $10.0 million, Sybron must, within 30 days, make an Offer to Purchase notes having a principal amount equal to

                  (A)   accumulated Excess Proceeds, multiplied by

                  (B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, Sybron will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

      Limitation on Accounts Receivable Facilities. Sybron and its Restricted Subsidiaries may sell, transfer or otherwise dispose of accounts receivable to a Securitization Subsidiary; provided that:

            (1) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing; and

            (2) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the fair market value of the receivables sold.

      Limitation on Transactions with Shareholders and Affiliates. (a) Sybron will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 5% or more of any class of Capital Stock of Sybron or (y) any Affiliate of Sybron or any Restricted Subsidiary (a "Related Party Transaction"), except upon fair and reasonable terms no less favorable to Sybron or the Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Sybron.

      (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $2.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $10.0 million, Sybron must in addition obtain and deliver to the trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to Sybron and its Restricted Subsidiaries from a financial point of view.

      (c)   The foregoing paragraphs do not apply to

            (1) any transaction between Sybron and any of its Wholly Owned Restricted Subsidiaries or between Wholly Owned Restricted Subsidiaries of Sybron;

            (2) the payment of reasonable and customary regular fees to directors of Sybron who are not employees of Sybron;

            (3) any Restricted Payments of a type described in one of the first two bullet points in paragraph (a) under "Limitation on Restricted Payments" if permitted by that covenant;

            (4) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business; and

            (5) sales of accounts receivable to a Securitization Subsidiary as part of a Permitted Receivables Financing.

      Line of Business. Sybron will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to Sybron and its Restricted Subsidiaries, taken as a whole.

      Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

            (1) Such Subsidiary does not own any Capital Stock of Sybron or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, Sybron or any Restricted Subsidiary.

            (2) At the time of the designation, the designation would be permitted under "Limitation on Restricted Payments".

            (3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by Sybron or any Restricted Subsidiary is permitted under "Limitation on Debt and Disqualified or Preferred Stock" and "Limitation on Restricted Payments".

            (4) The Subsidiary is not party to any transaction or arrangement with Sybron or any Restricted Subsidiary that would not be permitted under "Limitation on Transactions with Shareholders and Affiliates".

            (5) Neither Sybron nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by "Limitation on Debt and Disqualified and Preferred Stock" and "Limitation on Restricted Payments".

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

      (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

            (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

      (c)   Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

            (1) all existing Investments of Sybron and the Restricted Subsidiaries therein (valued at Sybron's proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

            (2) all existing Capital Stock or Debt of Sybron or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of Sybron or a Restricted Subsidiary held by it will be deemed incurred at that time;

            (3) all existing transactions between it and Sybron or any Restricted Subsidiary will be deemed entered into at that time;

            (4)   it is released at that time from its Note Guarantee, if any;
      and

            (5) it will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.

      (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

            (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of "Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of "Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries" or "Limitation on Asset Sales";

            (2) Investments therein previously charged under "Limitation on Restricted Payments" will be credited thereunder;

            (3) it may be required to issue a Note Guarantee pursuant to "Guarantees by Restricted Subsidiaries"; and (4) it will thenceforward be subject to the provisions of the indenture as a Restricted Subsidiary.

      (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions.

      Anti-Layering. Neither Sybron nor any Guarantor may Incur Debt that is subordinate in right of payment to Senior Debt of Sybron or the Guarantor unless such Debt is pari passu with, or subordinated in right of payment to, the notes or the relevant Note Guarantee. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

    Financial Reports.

      Whether or not Sybron is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Sybron must provide or otherwise make available (including by way of the SEC's EDGAR system) to the trustee and Noteholders within the time periods specified in those sections with

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Sybron were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by Sybron's certified independent accountants, and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if Sybron were required to file such reports.

      In addition, whether or not required by the Commission, Sybron will, after the effectiveness of an Exchange Offer Registration Statement or Shelf Registration Statement, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission's rules and regulations.

      For so long as any of the notes remain outstanding and constitute "restricted securities" under Rule 144, Sybron will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      Reports to Trustee. Sybron will deliver to the trustee

            (1) within 120 days after the end of each fiscal year a certificate stating that Sybron has fulfilled its obligations under the indenture or, if there has been a Default, specifying the Default and its nature and status;

            (2) as soon as possible and in any event within 30 days after Sybron becomes aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which Sybron proposes to take with respect thereto; and

            (3) within 120 days after the end of each fiscal year of Sybron a written statement by Sybron's independent public accountants stating whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

CONSOLIDATION, MERGER OR SALE OF ASSETS

      The indenture further provides as follows regarding consolidation, merger or sale of all or substantially all of the assets of Sybron or a Guarantor:

      Consolidation, Merger or Sale of Assets by Sybron; No Lease of All or Substantially All Assets.

      (a)   Sybron will not

      -     consolidate with or merge with or into any Person, or

      - sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or

      -     permit any Person to merge with or into Sybron

unless

            (1) either (x) Sybron is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of Sybron under the indenture and the notes and the Registration Rights Agreement;

            (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

            (3) immediately after giving effect to the transaction on a pro forma basis, Sybron or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under paragraph (a) of "Limitation on Debt and Disqualified or Preferred Stock"; and

            (4) Sybron delivers to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of Sybron with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into Sybron or (ii) if, in the good faith determination of the Board of Directors of Sybron, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of Sybron.

      (b) Sybron shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

      (c) Upon the consummation of any transaction effected in accordance with these provisions, if Sybron is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Sybron under the indenture and the notes with the same effect as if such successor Person had been named as Sybron in the Indenture. Upon such substitution, unless the successor is one or more of Sybron's Subsidiaries, Sybron will be released from its obligations under the indenture and the notes.

      Consolidation, Merger or Sale of Assets by a Guarantor. No Guarantor may

      -     consolidate with or merge with or into any Person, or

      - sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

      -     permit any Person to merge with or into the Guarantor

      unless

                  (A) the other Person is Sybron or any Wholly Owned Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction); or

                  (B)   (1)   either (x) the Guarantor is the continuing Person
            or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guarantee; and

                        (2)   immediately after giving effect to the
            transaction, no Default has occurred and is continuing; or

                  (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to Sybron or a Domestic Restricted Subsidiary) otherwise permitted by the indenture.

DEFAULT AND REMEDIES

      Events of Default. An "Event of Default" occurs if

            (1) Sybron defaults in the payment of the principal of any note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase), whether or not the payment is prohibited under "Subordination";

            (2) Sybron defaults in the payment of interest (including any additional interest payable due to a Registration Default) on any note when the same becomes due and payable, and the default continues for a period of 30 days, whether or not the payment is prohibited under "Subordination";

            (3) Sybron fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to "Repurchase of Notes Upon a Change of Control" or "Limitation on Asset Sales", or Sybron or any Restricted Subsidiary fails to comply with "Consolidation, Merger or Sale of Assets";

            (4) Sybron defaults in the performance of or breaches any other covenant or agreement of Sybron in the indenture or under the notes and the default or breach continues for a period of 30 consecutive days after written notice to Sybron by the trustee or to Sybron and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

            (5) there occurs with respect to any Debt of Sybron, any Guarantor or any Significant Restricted Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that has caused the holder thereof to declare such Debt to be due and payable prior to its scheduled maturity or
      (ii) a failure to make a principal payment when due at the final scheduled maturity thereof and such defaulted payment is not made, waived or extended within the applicable grace period;

            (6) one or more final judgments or orders for the payment of money are rendered against Sybron, any Guarantor or any Significant Restricted Subsidiary and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million (in excess of amounts which Sybron's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

            (7) an involuntary case or other proceeding is commenced against Sybron, any Guarantor or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against Sybron or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (8)   Sybron, any Guarantor or any Significant Restricted Subsidiary
      (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Sybron or any of its Restricted Subsidiaries or for all or substantially all of the property and assets of Sybron or any of its Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a "bankruptcy default"); or

            (9) any Note Guarantee ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee.

      Consequences of an Event of Default. If an Event of Default, other than a bankruptcy default with respect to Sybron, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to Sybron (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become due and payable upon the earlier to occur of (x) the 10th day after notice thereof has been given to holders of Designated Senior Debt and (y) the date on which all of the Designated Senior Debt has been accelerated. If a bankruptcy default occurs with respect to Sybron, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. Sybron or the trustee will promptly notify the holders of Designated Senior Debt of any declaration of acceleration of the notes.

      The holders of a majority in principal amount of the outstanding notes by written notice to Sybron and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

            (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

            (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

      Except as otherwise provided in " -- Consequences of an Event of Default" or "Amendments and Waivers -- Amendments With Consent of Holders," the holders of a majority in principal amount of the outstanding notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

      The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

      A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the notes, unless:

            (1) the holder has previously given to the trustee written notice of a continuing Event of Default;

            (2) holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the Indenture;

            (3) holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

            (4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

      Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

      If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determine that withholding the notice is in the interest of the holders.

NO LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS, MEMBERS AND STOCKHOLDERS

      No director, officer, employee, incorporator, member or stockholder of Sybron or any Guarantor, as such, will have any liability for any obligations of Sybron or such Guarantor under the notes, any Note Guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

AMENDMENTS AND WAIVERS

      Amendments Without Consent of Holders; Consent of Holders of Senior Debt Needed to Amend Subordination Provisions. Sybron and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any noteholder:

            (1) to cure any ambiguity, defect or inconsistency in the indenture or the notes;

            (2)   to comply with "Consolidation, Merger or Sale of Assets";

            (3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

            (4) to evidence and provide for the acceptance of an appointment by a successor trustee;

            (5) to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

            (6) to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

            (7)   to provide for or confirm the issuance of additional notes;

            (8) to make any change in "Subordination" that would limit or terminate the benefits available to any holder of Senior Debt under "Subordination"; or

            (9) to make any other change that does not materially and adversely affect the rights of any holder.

      An amendment may not effect any change that adversely affects the rights of any holder of Senior Debt then outstanding under "Subordination" unless such holder of Senior Debt, or a representative for such holder, consents to such change.

      Amendments With Consent of Holders. (a) Except as otherwise provided in "Default and Remedies -- Consequences of an Event of Default" or paragraph (b), Sybron and the trustee may amend the indenture and the notes with the written consent of the holders of a majority in principal amount of the outstanding notes, and the holders of a majority in principal amount of the outstanding notes by written notice to the trustee may waive future compliance by Sybron with any provision of the indenture or the notes.

      (b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not

            (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

            (2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

            (3) reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

            (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

            (5) make any note payable in money other than that stated in the note,

            (6) impair the right of any holder of notes to receive any principal payment or interest payment on such holder's notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

            (7) make any change in the percentage of the principal amount of the notes required for amendments or waivers,

            (8) modify or change any provision of the indenture affecting the ranking of the notes or any Note Guarantee in a manner adverse to the holders of the notes,

            (9) make any change to "Subordination" that would adversely affect the noteholders or

            (10) make any change in any Note Guarantee that would adversely affect the noteholders.

      It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

      Neither Sybron nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

DEFEASANCE AND DISCHARGE

      Sybron may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.

      Sybron may also elect to

            (1) discharge most of its obligations in respect of the notes and the indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee ("legal defeasance") or

            (2) discharge its obligations under most of the covenants and under clauses (a) (2) and (3) of "Consolidation, Merger or Sale of Assets" (and the events listed in clauses (3), (4), (5), (6) and (9) under "Default and Remedies -- Events of Default" will no longer constitute Events of Default) ("covenant defeasance")

by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion could not be given absent a change of law after the date of the indenture. The defeasance would in each case be effective when 123 days have passed since the date of the deposit in trust.

      In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

CONCERNING THE TRUSTEE

      Wilmington Trust Company is the trustee under the indenture.

      Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

      The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Sybron and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

FORM, DENOMINATION AND REGISTRATION OF NOTES

      The notes will be issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof, in the form of both global notes and certificated notes, as further provided below.

Original Notes sold in reliance upon Regulation S under the Securities Act will be represented by an offshore global note. During the 40-day distribution compliance period as defined in Regulation S (the "Restricted Period"), the offshore global note will be represented exclusively by a temporary offshore global note. After the Restricted Period, beneficial interests in the temporary offshore global note will be exchangeable for beneficial interests in a permanent offshore global note, subject to the certification requirements described under "Global Notes." The temporary offshore global note will be held by DTC only for the accounts of Euroclear and Clearstream. Original Notes sold in reliance upon Rule 144A under the Securities Act will be represented by the U.S. global note. Original Notes sold to institutional accredited investors will be in the form of certificated notes.

      The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase. See "Global Notes," and "Certificated Notes," for a description of additional transfer restrictions applicable to the Original Notes.

      No service charge will be imposed in connection with any transfer or exchange of any note, but Sybron may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

GLOBAL NOTES

      Global notes for the Original Notes and the Exchange Notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. The temporary offshore global note will be held by DTC only for the accounts of Euroclear and Clearstream. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

      The restrictions on transfer described in the following two paragraphs will not apply (1) to notes sold pursuant to a registration statement under the Securities Act or to Exchange Notes or (2) after such time (if any) as Sybron determines and instructs the trustee that the notes are eligible for resale pursuant to Rule 144(k) under the Securities Act. There is no assurance that the notes will become eligible for resale pursuant to Rule 144(k).

      A beneficial interest in the offshore global note may be transferred to a Person who wishes to hold such beneficial interest through the U.S. global note for the Original Notes only upon receipt by the trustee of a written certification of the transferee (a "Rule 144A certificate") to the effect that such transferee is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. A beneficial interest in the temporary offshore global note may be transferred to a Person who wishes to hold such beneficial interest in the form of a certificated note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee or (y) a written certification of the transferee (an "institutional accredited investor certificate") to the effect that such transferee is an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and/or an opinion of counsel and such other certifications and evidence as Sybron may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000. After the Restricted Period, beneficial interests in the temporary offshore global note will be exchangeable for beneficial interests in the permanent offshore global note only upon receipt by the trustee of a certification on behalf of the beneficial owner that such beneficial owner is either (i) not a U.S. person (within the meaning of Regulation S under the Securities Act) or (ii) a U.S. person who purchased the notes in a transaction that did not require registration under the Securities Act.

         A beneficial interest in the U.S. global note for the Original Notes may be transferred to a Person who wishes to hold such beneficial interest through the offshore global note only upon receipt by the trustee of a written certification of the transferor (a "Regulation S certificate") to the effect that such transfer is being made in compliance with Regulation S under the Securities Act. A beneficial interest in the U.S. global note for the Original Notes may be transferred to a Person who wishes to hold such beneficial interest in the form of a certificated note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee, (y) a Regulation S certificate of the transferor or (z) an institutional accredited investor certificate of the transferee, and/or an opinion of counsel and such other certifications and evidence as Sybron may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000.

         Any beneficial interest in one global note that is transferred to a Person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions applicable, if any, to beneficial interests in such other global note for as long as it remains such an interest.

         Sybron will apply to DTC for acceptance of the global notes in its book-entry settlement system. Application will be made on behalf of Sybron to Clearstream and Euroclear for acceptance of the offshore global note in their respective book-entry settlement systems. The custodian and DTC will electronically record the principal amount of notes represented by global notes held within DTC. Investors may hold their beneficial interests in the temporary offshore global note only through Euroclear or Clearstream. After the Restricted Period, investors may hold their beneficial interests in the permanent offshore global note directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC. Clearstream and Euroclear will hold beneficial interests in the offshore global note on behalf of their respective account holders through customers' securities accounts, in the respective names of Euroclear and Clearstream, on the books of their respective depositaries, which in turn will hold such beneficial interests in customers' securities accounts in such depositaries' names on the books of DTC. Investors may hold their beneficial interests in the U.S. global note directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

         Payments of principal and interest under each global note will be made to DTC's nominee as the registered owner of such global note. Sybron expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Sybron also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Sybron, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

CERTIFICATED NOTES

         A certificated note representing an Original Note may be transferred to a Person who wishes to hold a beneficial interest in the U.S. global note only upon receipt by the trustee of a Rule 144A certificate of the transferee. A certificated note representing an Original Note may be transferred to a Person who wishes to hold a beneficial interest in the offshore global note only upon receipt by the trustee of a Regulation S certificate of the transferor. A certificated note representing an Original Note may be transferred to a Person who wishes to hold a certificated note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee, (y) a Regulation S certificate of the transferor or (z) an institutional accredited investor certificate of the transferee, and/or an opinion of counsel and such other certifications and evidence as Sybron may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated notes to an institutional accredited investor must involve notes having a principal amount of not less than $100,000. The restrictions on transfer described in this paragraph will not apply (1) to notes sold pursuant to a registration statement under the Securities Act or to Exchange Notes or (2) after such time (if any) as Sybron determines and instructs the trustee that the notes are eligible for resale pursuant to Rule 144(k) under the Securities Act. There is no assurance that the notes will become eligible for resale pursuant to Rule 144(k). Notwithstanding the foregoing, certificated notes that do not bear the restricted legends will not be subject to the restrictions described above applicable to transfers to Persons who will hold in the form of beneficial interests in the offshore global note or certificated notes.

         If DTC notifies Sybron that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by Sybron within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC. Any such certificated note issued in exchange for a beneficial interest in the U.S. global note representing Original Notes or the temporary offshore global note will bear the restricted legends and accordingly will be subject to the restrictions on transfer applicable to certificated notes bearing such restricted legend. In the case of certificated notes issued in exchange for beneficial interests in the temporary offshore global note, such certificated notes may be exchanged for certificated notes that do not bear such restricted legend after the Restricted Period, subject to the certification requirements applicable to exchanges of beneficial interests in the temporary offshore global note for beneficial interests in the permanent offshore global note described under "Global Notes."

SAME DAY SETTLEMENT AND PAYMENT

         The indenture will require that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, Sybron will make all payments by mailing a check to each holder's registered address, provided that payment will be made by wire transfer of immediately available funds to the accounts specified by each holder of at least $1 million aggregate principal amount of notes in certificated form.

         The Original Notes represented by the global notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Sybron expects that secondary trading in any certificated notes will also be settled in immediately available funds. The Exchange Notes will not be eligible to trade on PORTAL.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Sybron that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

GOVERNING LAW

         The indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

         "Acquired Debt" means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Sale" means any sale, lease, transfer or other disposition of any assets by Sybron or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction or Sale and Leaseback Transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

                  (1) a disposition to Sybron or a Wholly Owned Restricted Subsidiary, including the sale or issuance by Sybron or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to Sybron or any Wholly Owned Restricted Subsidiary;

                  (2) the disposition by Sybron or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management and portfolio investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

                  (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (4) a transaction covered by "Consolidation, Merger or Sale of Assets";

                  (5) a Restricted Payment permitted under "Limitation on Restricted Payments" or a Permitted Investment;

                  (6) any disposition of accounts receivable to a Securitization Subsidiary in connection with a Permitted Receivables Financing; and

                  (7) dispositions of assets with an aggregate fair market value of less than $5.0 million in any 12-month period; provided that any disposition in a single transaction or series of related transactions with an aggregate fair market value of less than $100,000 shall be excluded.

         "Attributable Debt" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

         "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

         "Cash Equivalents" means

                  (1) United States dollars, or money in other currencies received in the ordinary course of business,

                  (2) U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

                  (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated "A-2" or higher by S&P or "P-2" or higher by Moody's,

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses
         (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

                  (5) commercial paper rated at least P-1 by Moody's or A-1 by S&P and maturing within six months after the date of acquisition,

                  (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above and

                  (7) in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such person conducts business.

         "Change of Control" means:

                  (1) the merger or consolidation of Sybron with or into another Person or the merger of another Person with or into Sybron, or the sale of all or substantially all the assets of Sybron to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of Sybron, immediately prior to such transaction, hold securities of the surviving or transferee corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation;

                  (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Sybron;

                  (3) individuals who on the Issue Date constituted the board of directors of Sybron, together with any new directors whose election by the board of directors or whose nomination for election by the stockholders of Sybron was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of Sybron then in office; or

                  (4) the adoption of a plan relating to the liquidation or dissolution of Sybron.

         "Common Stock" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

         "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Sybron and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net
Income:

                  (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary, except to the extent of the lesser of

                           (x) the dividends or other distributions actually paid in cash to Sybron or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period, and

                           (y) Sybron's pro rata share of such Person's net income earned during such period;

                  (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement (other than an agreement permitted by clause (b)(6) under "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (4) any net after-tax gains (but not losses) attributable to Asset Sales;

                  (5) any net after-tax extraordinary or non-recurring gains (but not losses); and

                  (6) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" means, at any date of determination, the consolidated stockholder's equity of Sybron and its Restricted Subsidiaries, calculated excluding

                  (1)      any amounts attributable to Disqualified Stock,

                  (2)      treasury stock,

                  (3) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the indenture in the book value of any asset, and

                  (4) the cumulative effect of a change in accounting principles.

         "Credit Agreement" means the credit agreement dated on or about the Issue Date among Sybron, the lenders party thereto and Credit Suisse First Boston, as agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, amended and restated, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time, provided that, for purposes of the definition of "Designated Senior Debt," there may be only a single Credit Agreement designated as such by Sybron at any time.

         "Debt" means, with respect to any Person, without duplication,

                  (1)      all indebtedness of such Person for borrowed money;

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments;

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

                  (5) all obligations of such Person as lessee under Capital Leases;

                  (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

                  (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

                  (8) all obligations of such Person under Hedging Agreements, net of related deferred tax assets.

         The amount of Debt of any Person will be deemed to be:

                  (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

                  (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

                  (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

                  (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

                  (E)      otherwise, the outstanding principal amount thereof.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Senior Debt" means (i) the Debt under the Credit Agreement and (ii) any other Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of at least $25.0 million and is specifically designated as "Designated Senior Debt" by Sybron in the instrument governing such Senior Debt and in an Officers' Certificate received by the trustee.

         "Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are

                  (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

                  (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes if those provisions

                  (A) are no more favorable to the holders than "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control", and

                  (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to Sybron's repurchase of the notes as required by the indenture.

         "Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.

         "Domestic Restricted Subsidiary" means any Restricted Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.

         "EBITDA" means, for any period, the sum of

                  (1)      Consolidated Net Income, plus

                  (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus

                  (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for Sybron and its Restricted Subsidiaries in conformity with GAAP:

                           (A) income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary and non-recurring gains or losses; and

                           (B) depreciation, amortization and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income, plus

                  (4) net after-tax losses attributable to Asset Sales, and net after-tax extraordinary losses, to the extent reducing Consolidated Net Income.

         "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

         "Equity Offering" means a primary offering, after the Issue Date, of Qualified Stock of Sybron other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

         "Fixed Charge Coverage Ratio" means, on any date (the "transaction date"), the ratio of

                  (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the "reference period") to

                  (y) the aggregate Fixed Charges during such reference period.

         In making the foregoing calculation,

                  (1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

                  (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

                  (3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

                  (4)      pro forma effect will be given to

                           (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

                           (B) the acquisition or disposition of companies, divisions or lines of businesses by Sybron and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

                           (C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of Sybron or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

         "Fixed Charges" means, for any period, the sum of

                  (1)      Interest Expense for such period; and

                  (2)      the product of

                           (x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of Sybron or a Restricted Subsidiary, except for dividends payable in Sybron's Qualified Stock or paid to Sybron or to a Wholly Owned Restricted Subsidiary, and

                           (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to Sybron and its Restricted Subsidiaries provided that Fixed Charges of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary will be reduced in proportion to any proportional reduction in respect of such Restricted Subsidiary's net income included in calculating Consolidated Net Income.

         "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means (i) each Domestic Restricted Subsidiary of Sybron in existence on the Issue Date and (ii) each Domestic Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to the indenture providing for the guarantee of the payment of the notes, or any successor obligor under its Note Guarantee pursuant to "Consolidation, Merger or Sale of Assets," in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the indenture.

         "Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

         "Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of "Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of "Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries" or "Limitation on Asset Sales". The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

         "Interest Expense" means, for any period, the consolidated interest expense of Sybron and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by Sybron or its Restricted Subsidiaries, without duplication,

                  (i) interest expense attributable to Sale and Leaseback Transactions,

                  (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the notes and the Credit Agreement on or prior to the Issue Date,

                  (iii)    capitalized interest,

                  (iv)     non-cash interest expense,

                  (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (vi) net costs associated with Hedging Agreements (including the amortization of fees),

                  (vii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by Sybron or any Restricted Subsidiary in connection with a Permitted Receivables Financing, as determined on a consolidated basis and in accordance with GAAP, and

                  (viii) any of the above expenses with respect to Debt of another Person Guaranteed by Sybron or any of its Restricted Subsidiaries.

         "Investment" means

                  (1) any direct or indirect advance, loan or other extension of credit to another Person,

                  (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

                  (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

                  (4)      any Guarantee of any obligation of another Person.

         If Sybron or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of Sybron, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, all remaining Investments of Sybron and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

         "Issue Date" means June 6, 2002 the first date on which the notes were originally issued under the indenture.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

                  (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

                  (2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of Sybron and its Restricted Subsidiaries;

                  (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

                  (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

         "Non-Recourse Debt" means Debt as to which (i) neither Sybron nor any Restricted Subsidiary provides any Guarantee and (ii) no default thereunder would, as such, constitute a default under any Debt of Sybron or any Restricted Subsidiary.

         "Note Guarantee" means the guarantee of the notes by a Guarantor pursuant to the indenture.

         "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

         "Permitted Business" means any of the businesses in which Sybron and its Restricted Subsidiaries were engaged on the Issue Date or a reasonable, extension, development or expansion of the business in which Sybron and its Restricted Subsidiaries was engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

         "Permitted Investments" means:

                  (1) any Investment in Sybron or in a Wholly Owned Restricted Subsidiary of Sybron that is engaged in a Permitted Business;

                  (2)      any Investment in Cash Equivalents;

                  (3) any Investment by Sybron or any Subsidiary of Sybron in a Person (including purchases of outstanding securities of such Person), if as a result of such Investment,

                           (A)      such Person becomes a Wholly Owned
                  Restricted Subsidiary of Sybron engaged in a Permitted Business, or

                           (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, Sybron or a Wholly Owned Restricted Subsidiary engaged in a Permitted Business;

                  (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with "Limitation on Asset Sales";

                  (5) any Investment acquired solely in exchange for Qualified Stock of Sybron;

                  (6) Hedging Agreements otherwise permitted under the indenture;

                  (7) (i) receivables owing to Sybron or any Restricted Subsidiary if created or acquired in the ordinary course of business,
         (ii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to "Limitation on Liens," (iii) endorsements for collection or deposit in the ordinary course of business, and (iv) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

                  (8) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $5.0 million outstanding at any time;

                  (9) extensions of credit to customers and suppliers in the ordinary course of business;

                  (10) Investments in a Securitization Subsidiary that are necessary or desirable to effect a Permitted Receivables Financing; and

                  (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) which, when taken together with all other Investments made pursuant to this clause
         (11) that are at the time outstanding (measured on the date each such Investment was made and without giving effect to subsequent changes in value), does not exceed $25.0 million.

         "Permitted Junior Securities" means, as to Sybron or a Guarantor, as the case may be, any securities of Sybron or such Guarantor, as the case may be, provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law relating to Sybron or such Guarantor, as relevant, that

                  (1) constitute either Equity Interests or Debt of Sybron or such Guarantor, as the case may be, subordinated in right of payment to all securities issued in discharge of all claims of Senior Debt of Sybron or such Guarantor, as relevant, to at least the same extent as the notes are subordinated as provided in the indenture,

                  (2) provide for interest or dividends at a rate per annum not exceeding 8-1/8%,

                  (3) are not entitled to the benefits of covenants or defaults materially more favorable to the holders of such securities than those then in effect with respect to the notes, and

                  (4) do not provide for any maturity, mandatory redemption, or mandatory repayment or repurchase, upon the occurrence of any event or otherwise, prior to the date six months following the last Stated Maturity of Senior Debt of Sybron or the Guarantor, as relevant, as modified by the plan of reorganization or readjustment or otherwise issued in discharge of all claims of Senior Debt pursuant to which such securities are issued.

         "Permitted Liens" means

                  (1)      Liens existing on the Issue Date;

                  (2)      Liens securing the notes or any Note Guarantees;

                  (3) Liens securing Obligations under or with respect to the Credit Agreement or any other Senior Debt of Sybron or any Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor;

                  (4) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

                  (5) Liens imposed by law, such as carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

                  (6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

                  (7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

                  (8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of Sybron and its Restricted Subsidiaries;

                  (9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

                  (10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

                  (11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

                  (12) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

                  (13) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under paragraph (6) of "Default and Remedies -- Events of Default."

                  (14) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Sybron and its Restricted Subsidiaries;

                  (15) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

                  (16) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of Sybron, provided such Liens were not created in contemplation thereof and do not extend to any other property of Sybron or any Restricted Subsidiary;

                  (17) Liens on property at the time Sybron or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into Sybron or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of Sybron or any Restricted Subsidiary;

                  (18) Liens securing Debt or other obligations of Sybron or a Restricted Subsidiary to Sybron or a Wholly Owned Restricted Subsidiary;

                  (19) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Agreements;

                  (20) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under "Limitation on Restricted Payments";

                  (21) Liens on accounts receivable and proceeds thereof arising in connection with a Permitted Receivables Financing; and

                  (22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (3), (15), (16), (17) or (21) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt," the amount secured by such Lien is not increased.

         "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Sybron or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has, in its good faith business judgment, concluded are customary and market terms fair to Sybron and its Restricted Subsidiaries.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

         "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

         "Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

         "Restricted Subsidiary" means any Subsidiary of Sybron other than an Unrestricted Subsidiary.

         "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

         "Securitization Subsidiary" means a Subsidiary of Sybron

                  (1) that is designated a "Securitization Subsidiary" by the Board of Directors in a resolution delivered to the trustee,

                  (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

                  (3) no portion of the Debt or any other obligation, contingent or otherwise, of which

                           (A) is Guaranteed by Sybron or any Restricted Subsidiary of Sybron,

                           (B) is recourse to or obligates Sybron or any Restricted Subsidiary of Sybron in any way, or

                           (C) subjects any property or asset of Sybron or any Restricted Subsidiary of Sybron, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

                  (4) with respect to which neither Sybron nor any Restricted Subsidiary of Sybron has any obligation to subscribe for additional Capital Stock or make any capital contribution or to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

         "Senior Debt" of Sybron or of a Guarantor, as the case may be, means all Obligations with respect to Debt of Sybron or such Guarantor, as relevant, whether outstanding on the Issue Date or thereafter created, except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the notes or, in respect of such Guarantor, its Note Guarantee; provided that Senior Debt does not include (i) any obligation to Sybron or any Subsidiary, (ii) trade payables or (iii) any Debt Incurred in violation of the indenture.

         "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02
(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the indenture.

         "Stated Maturity" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

         "Subordinated Debt" means any Debt of Sybron or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

         "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of Sybron.

         "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

         "Unrestricted Subsidiary" means (i) any Securitization Subsidiary and
(ii) any Subsidiary of Sybron that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with "Designation of Restricted and Unrestricted Subsidiaries."

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director's qualifying shares) is owned by Sybron and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the principal U.S. federal income tax consequences of the acquisition, ownership, disposition and retirement of notes by a holder thereof. This summary only applies to notes held as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, U.S. expatriates, partnerships or other pass-through entities, tax-exempt organizations or dealers or traders in securities or currencies, or to holders that will hold a note as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar. Moreover, except as set forth below, this summary does not address the U.S. federal estate and gift tax law, the tax laws of any state, local or foreign government or alternative minimum tax consequences of the acquisition, ownership, disposition or retirement of notes and does not address the U.S. federal income tax treatment of holders that do not acquire notes as part of the initial distribution at their initial issue price. Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, holding and disposing of notes.

         This summary is based on the Code, as amended, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as available and in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

         WE URGE HOLDERS OF NOTES TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, DISPOSITION AND RETIREMENT OF THE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

         For purposes of this summary, a "U.S. Holder" is a beneficial owner of notes who, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under
Section 7701(b) of the Code; (ii) a corporation, partnership or other entity taxable as a corporation for U.S. federal income tax purposes and created or organized in or under the laws of the United States or any state thereof, including the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust
(1) that validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons have the authority to control; or (v) subject to U.S. federal income taxation on a net income basis with respect to payments under the notes.

         If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to its consequences.

         A "Non-U.S. Holder" is a beneficial owner of notes that is, for United States federal income tax purposes, (i) an individual who is classified as a nonresident for U.S. federal income tax purposes; (ii) a foreign corporation; or
(iii) a nonresident alien fiduciary of a foreign estate or trust.

EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES

         Under current federal income tax laws, the exchange of Original Notes for Exchange Notes will not be a taxable event to beneficial owners of notes. The Exchange Notes will be treated for federal income tax purposes as a continuation of the Original Notes. Accordingly, a beneficial owner of an Original Note will have the same adjusted tax basis and holding period in the Exchange Note as the owner had in the Original Note exchanged therefor.

U.S. HOLDERS

   Interest

         Interest paid on a note generally will be includible in a U.S. Holder's gross income as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. Holder's usual method of tax accounting for U.S. federal income tax purposes. The notes will be issued at par and should not generally be treated as bearing original issue discount for U.S. federal income tax purposes.

   Sale, Trade or Retirement

         Upon the sale, trade or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, trade or retirement, other than accrued but unpaid interest which will be taxable as ordinary income, and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder. Any such gain or loss generally will be capital gain or loss. In the case of a noncorporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to the gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for the notes exceeds one year, and will be further reduced if such U.S. Holder's holding period exceeds five years. The deductibility of capital losses is subject to limitations.

NON-U.S. HOLDERS

         Subject to the discussion below under the heading "U.S. Backup Withholding Tax and Information Reporting," payments of principal of, and interest on, any note to a Non-U.S. Holder, other than (i) a controlled foreign corporation, as such term is defined in Section 957 of the Code, which is related to us, directly or indirectly, through stock ownership, (ii) a person owning, actually or constructively, securities representing at least 10% of the total combined outstanding voting power of all classes of our voting stock and
(iii) banks which acquire such note in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, will not be subject to any U.S. withholding tax provided that the beneficial owner of the note provides certification completed in compliance with applicable statutory and regulatory requirements, which requirements are discussed below under the heading "U.S. Backup Withholding Tax and Information Reporting," or an exemption is otherwise established.

         Subject to the discussion below under the heading "U.S. Backup Withholding Tax and Information Reporting," any gain realized by a Non-U.S. Holder upon the sale, exchange or retirement of a note generally will not be subject to U.S. federal income tax or withholding tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States or (ii) in the case of any gain realized by an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met.

         Any interest earned on a note, and any gain realized on the sale, exchange or retirement of a note that is effectively connected with the conduct or a trade of business within the United States by a Non- U.S. Holder will generally be subject to U.S. federal income tax at regular graduated rates (and, if the Non-U.S. Holder is a corporation, may also be subject to a United States branch profits tax). Such income will generally not be subject to United States federal income tax withholding, however, if the Non- U.S. Holder furnishes a properly completed IRS Form W-8ECI to us or our paying agent.

   U.S. Federal Estate Taxes

         A note that is held by an individual who at the time of death is not a citizen or resident of the United States will not generally be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual is not a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of such individual's death, payments of interest with respect to such notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

U.S. BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         A backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain noncorporate holders of notes that are United States persons. Generally, United States persons will not be subject to backup withholding if they provide their taxpayer identification number to the paying agent. Under current U.S. Treasury Regulations, payments of principal and interest on any notes to a holder that is not a United States person will not be subject to any backup withholding tax requirements if the beneficial owner of the note (or a financial institution holding the note on behalf of the beneficial owner in the ordinary course of its trade or business) provides an appropriate certification to the payor and the payor does not have actual knowledge or a reason to know, that the certification is incorrect. If a beneficial owner provides the certification, the certification must give the name and address of such owner, state that such owner is not a United States person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the owner must sign the certificate under penalties of perjury. If a financial institution, other than a financial institution that is a qualified intermediary, provides the certification, the certification must state that the financial institution has received from the beneficial owner the certification set forth in the preceding sentence, set forth the information contained in such certification, and include a copy of such certification, and an authorized representative of the financial institution must sign the certificate under penalties of perjury. A financial institution generally will not be required to furnish to the Internal Revenue Service the names of the beneficial owners of notes that are not United States persons and copies of such beneficial owners' certifications where the financial institution is a qualified intermediary that has entered into a withholding agreement with the Internal Revenue Service pursuant to applicable U.S. Treasury Regulations. Payments of principal and interest on notes not excluded from United States withholding tax discussed above generally will be subject to United States withholding tax, currently 30%(reduced to 29% for years 2004 and 2005, and 28% for 2006 through 2010), except where an applicable United States income tax treaty provides for the reduction or elimination of such withholding tax.

         In addition, if the foreign office of a foreign "broker," as defined in applicable U.S. Treasury Regulations, pays the proceeds of the sale of a note to the seller of the note, backup withholding and information reporting requirements will not apply to such payment provided that such broker derives less than 50% of its gross income for certain specified periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for U.S. tax purposes, and is not a foreign partnership (i) one or more of the partners of which, at any time during its tax year, are U.S. persons (as defined in U.S. Treasury Regulations Section 1.1441-1(c)(2)) who, in the aggregate hold more than 50% of the income or capital interest in the partnership or (ii) which, at any time during its tax year, is engaged in the conduct of a trade or business in the United States. Moreover, the payment by a foreign office of other brokers of the proceeds of the sale of a note, will not be subject to backup withholding, unless the payor has actual knowledge or a reason to know that the payee is a U.S. person. Principal and interest so paid by the U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds of a sale of a note, is subject to backup withholding requirements unless the beneficial owner provides the nominee, custodian, agent or broker with an appropriate certification as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

                              PLAN OF DISTRIBUTION

         Based on interpretations by SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, Sybron Dental Specialties, Inc. believes that the Exchange Notes to be issued pursuant to the exchange offer in exchange for Original Notes may be offered for resale, resold, and otherwise transferred by any holder thereof (other than any holder which is an "affiliate" of Sybron Dental Specialties, Inc. within the meaning of Rule 405 under Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holder's business and the holder has no arrangement with any person to participate in the distribution of the Exchange Notes. Accordingly, any holder using the exchange offer to participate in a distribution of the Exchange Notes will not be able to rely on these no-action letters. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where those Original Notes were acquired as a result of market-making activities or other trading activities. For a period of up to 180 days after the Expiration Date, Sybron Dental Specialties, Inc. will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Furthermore, notwithstanding the foregoing, any broker-dealer that acquired any of its Original Notes directly from us:

         - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

         - must also be named as a selling holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

         Sybron Dental Specialties, Inc. will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of the Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, Sybron Dental Specialties, Inc. will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any broker or dealers and we will indemnify the holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this exchange offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from Sybron Dental Specialties, Inc. of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice Sybron Dental Specialties, Inc. agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until Sybron Dental Specialties, Inc. has amended or supplemented this prospectus to correct such misstatement or omissions and has furnished copies of the amended or supplemented prospectus to such broker-dealer. If Sybron Dental Specialties, Inc. gives any notice to suspend the use of the prospectus, it will extend the period referred to above by the number of days during the period from and including the date of the giving of the notice to and including the date when broker-dealers shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Exchange Notes.

                                  LEGAL MATTERS

         Certain legal matters in connection with the notes offered hereby have been passed upon for Sybron Dental Specialties, Inc. by Quarles & Brady LLP, Milwaukee, Wisconsin.

                                     EXPERTS

         The consolidated financial statements and schedule of Sybron Dental Specialties, Inc. and Subsidiaries as of September 30, 2001 and 2000, and for each of the years in the three-year period ended September 30, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         DELAWARE LAW

         Sybron Dental Specialties, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

         A Delaware corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that the person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

         To the extent that a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.

         Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person and incurred by the person in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

         CERTIFICATE OF INCORPORATION

         In its Restated Certificate of Incorporation, Sybron Dental Specialties, Inc. has agreed to indemnify its directors and officers to the fullest extent authorized or permitted by the Delaware General Corporation Law, as now in effect or as in effect at a future date. Any repeal or modification of the director and officer indemnification provisions of the Company charter will not have any effect on directors' or officers' rights to indemnification with respect to acts or omissions occurring prior to the repeal or modification.

         BYLAWS; OTHER PROVISIONS FOR INDEMNIFICATION

         Our bylaws contain provisions that generally parallel the indemnification provisions of the Delaware General Corporation Law and cover certain procedural matters not dealt with in the Delaware General Corporation Law. Furthermore, certain of Sybron Dental Specialties, Inc. officers or directors are also officers or directors of our subsidiaries and, as a result, such officers or directors may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. Sybron Dental Specialties, Inc.

also may enter into indemnification agreements with its directors and executive officers to provide contractual indemnity rights to those individuals.

         INSURANCE

         Directors and officers of Sybron Dental Specialties, Inc. are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers, including liabilities under the Securities Act of 1933.

         LIMITATIONS ON LIABILITY OF DIRECTORS

         Our Restated Certificate of Incorporation provides that no director shall be personally liable to us or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law, as now in effect or as amended in the future.

         As presently in effect, the Delaware General Corporation Law does not eliminate or limit the liability of any director:

         - for any breach of the director's duty of loyalty to the corporation or its stockholders;

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - for unlawful payments of dividends, unlawful stock purchases or redemptions; or

         - for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is amended in the future to authorize the further elimination or limitation of director liability, the liability of directors will be limited or eliminated in accordance with those changes. Any repeal or modification of the director liability provisions of our charter will not have any effect on a director's liability with respect to acts or omissions occurring prior to the repeal or modification.

         The Amended and Restated Purchase Agreement dated May 22, 2002 and the related Registration Rights Agreement we entered into in connection with the offering of the Original Notes and the Exchange Notes provide for indemnification of directors, officers and controlling persons of the company against certain liabilities, including liabilities under the Securities Act of 1933.

         GUARANTORS' INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Guarantors incorporated in Delaware have charter documents that provide similar indemnification of their directors and officers as Sybron Dental Specialties, Inc.

         The Guarantors incorporated in Wisconsin are required by Sections
180.0850 to 180.0859 of the Wisconsin Business Corporation Law to indemnify a director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person. A corporation's obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorneys' and other expenses, except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes:

         - a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

         - a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; or

         - a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

         In addition, an officer or director of the Guarantors incorporated in Wisconsin is entitled to reasonable expenses incurred provided the officer furnishes to the corporation a written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

         The Wisconsin incorporated Guarantors' articles of incorporation and bylaws make no provisions either expanding or narrowing the statutory indemnification rights of officers and directors.

Item 21. Exhibits.

         A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

Item 22. Undertakings.

         The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (6)      That every prospectus: (i) that is filed pursuant to paragraph
(5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby further undertakes (in accordance with the corresponding lettered undertakings in Item 22 of Form S-4):

         (b) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) To supply by means of a post-effect amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    SYBRON DENTAL SPECIALTIES, INC.



                                    By:   /s/ Floyd W. Pickrell, Jr.
                                       -----------------------------------------
                                          Floyd W. Pickrell, Jr.
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.*

Signature                                Title

      /s/ FLOYD W. PICKRELL, JR.         President, Chief Executive Officer and
------------------------------------     Director (Principal Executive Officer
Floyd W. Pickrell, Jr.                   of the Registrant)


      /s/ GREGORY D. WALLER              Vice President-Finance, Chief
------------------------------------     Financial Officer and Treasurer
Gregory D. Waller                        (Principal Financial Officer and
                                         Principal Accounting Officer of the
                                         Registrant)


      /s/ DENNIS BROWN                   Director
------------------------------------
Dennis Brown


      /s/ DONALD N. ECKER                Director
------------------------------------
Donald N. Ecker


      /s/ ROBERT W. KLEMME               Director
------------------------------------
Robert W. Klemme


      /s/ JAMES R. PARKS                 Director
------------------------------------
James R. Parks


      /s/ WILLIAM E.B. SIART             Director
------------------------------------
William E.B. Siart


      /s/ KENNETH F. YONTZ               Director
------------------------------------
Kenneth F. Yontz


         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    SYBRON DENTAL MANAGEMENT, INC.



                                    By:   /s/ Floyd W. Pickrell, Jr.
                                       -----------------------------------------
                                          Floyd W. Pickrell, Jr.
                                          President



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ FLOYD W. PICKRELL, JR.         President and Director (Principal
------------------------------------     Executive Officer of the Registrant)
Floyd W. Pickrell, Jr.


      /s/ GREGORY D. WALLER              Treasurer and Director (Principal
------------------------------------     Financial Officer and Principal
Gregory D. Waller                        Accounting Officer of Registrant)


      /s/ MICHAEL R. DEPREZ              Director
------------------------------------
Michael R. DePrez


         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    LRS ACQUISITION CORP.



                                    By:   /s/ Daniel E. Even
                                       ---------------------------------------
                                          Daniel E. Even
                                          President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ DANIEL E. EVEN                 President and Director (Principal
------------------------------------     Executive Officer of Registrant)
Daniel E. Even


      /s/ WILLIAM P. CUMMING             Treasurer and Director (Principal
------------------------------------     Financial Officer and Principal
William P. Cumming                       Accounting Officer of Registrant)




         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    ORMCO CORPORATION

                                    By:   /s/ Daniel E. Even
                                       ---------------------------------------
                                          Daniel E. Even
                                          President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ DANIEL E. EVEN                 President and Director (Principal
------------------------------------     Executive Officer of Registrant)
Daniel E. Even


      /s/ DANIEL R. DIXON                Vice President-Marketing and Director
------------------------------------
Daniel R. Dixon


      /s/ MARK A. CLINEFF                Vice President-International Sales,
------------------------------------     Secretary and Director
Mark A. Clineff


      /s/ WILLIAM P. CUMMING             Treasurer (Principal Financial Officer
------------------------------------     and Principal Accounting Officer of
William P. Cumming                       Registrant)





         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    ALLESEE ORTHODONTIC APPLIANCES, INC.



                                    By:   /s/ Daniel E. Even
                                       ---------------------------------------
                                          Daniel E. Even
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ DANIEL E. EVEN                 Chief Executive Officer and Director
------------------------------------     (Principal Executive Officer of
Daniel E. Even                           Registrant)


      /s/ DANIEL R. DIXON                Vice President-Marketing and Director
------------------------------------
Daniel R. Dixon


      /s/ WILLIAM P. CUMMING             Treasurer and Director (Principal
------------------------------------     Financial Officer and Principal
William P. Cumming                       Accounting Officer of Registrant)



      /s/ DAVID J. ALLESEE               President and Director
------------------------------------
David J. Allesee


         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    KERR CORPORATION

                                    By:   /s/ Steven J. Semmelmayer
                                       ---------------------------------------
                                          Steven J. Semmelmayer
                                          President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ STEVEN J. SEMMELMAYER          President and Director (Principal
------------------------------------     Executive Officer of Registrant)
Steven J. Semmelmayer


      /s/ STEVEN DUNKERKEN               Treasurer (Principal Financial Officer
------------------------------------     and Principal Accounting Officer of
Steven Dunkerken                         Registrant)


      /s/ PETER L. FOSTER                Vice President-National Sales,
------------------------------------     Secretary and Director
Peter L. Foster


      /s/ DR. EDWARD SHELLARD            Vice President-Clinical Affairs
------------------------------------     Research & Development and Director
Dr. Edward Shellard


         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    METREX RESEARCH CORPORATION



                                    By:   /s/ Floyd W. Pickrell, Jr.
                                       -----------------------------------------
                                          Floyd W. Pickrell, Jr.
                                          President



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ FLOYD W. PICKRELL, JR.         President (Principal Executive Officer
------------------------------------     of Registrant)
Floyd W. Pickrell, Jr.


      /s/ RICHARD MATHEWSON              Controller (Principal Financial Officer
------------------------------------     and Principal Accounting Officer of
Richard Mathewson                        Registrant)


      /s/ A.J. LASOTA                    Vice President, General Manager and
------------------------------------     Director
A.J. LaSota


      /s/ ROBERT DECK                    Vice President-Corporate Strategies
------------------------------------     and Director
Robert Deck


         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    SYBRON CANADA HOLDINGS, INC.



                                    By:   /s/ Steven J. Semmelmayer
                                       -----------------------------------------
                                          Steven J. Semmelmayer
                                          President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ STEVEN J. SEMMELMAYER          President and Director (Principal Executive Officer
------------------------------------     of Registrant)
Steven J. Semmelmayer


      /s/ EDWARD R. SHELLARD             Vice President-Clinical
------------------------------------     Affairs/Research & Development and
Edward R. Shellard                       Director


      /s/ STEVEN DUNKERKEN               Treasurer (Principal Financial Officer and Principal
------------------------------------     Accounting Officer of Registrant)
Steven Dunkerken


      /s/ PETER L. FOSTER                Vice President-National Sales,
------------------------------------     Secretary and Director
Peter L. Foster


         * Each of these signatures is affixed as of August 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on August 6, 2002.

                                    PINNACLE PRODUCTS, INC.



                                    By:   /s/ Steven J. Semmelmayer
                                       ---------------------------------------
                                          Steven J. Semmelmayer
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                Title

      /s/ STEVEN J. SEMMELMAYER          Chief Executive Officer and Director (Principal
------------------------------------     Executive Officer of Registrant)
Steven J. Semmelmayer


      /s/ PETER L. FOSTER                Secretary and Director
------------------------------------
Peter L. Foster


      /s/ STEVEN DUNKERKEN               Treasurer (Principal Financial Officer and
------------------------------------     Principal Accounting Officer of Registrant)
Steven Dunkerken


      /s/ MICHAEL ETHERIDGE              Director
------------------------------------
Michael Etheridge


         * Each of these signatures is affixed as of August 6, 2002.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-4 REGISTRATION STATEMENT

The following exhibits are filed with or incorporated by reference in this Registration Statement:

-----------------------------------------------------------------------------------
Exhibit         Description                   Incorporated by            Filed
Number                                        Reference to:              Herewith
-----------------------------------------------------------------------------------
   3.1          A.  Restated Certificate      Amendment No. 2 to the
                of Incorporation of the       Registrant's
                Registrant                    Registration Statement
                                              on Form 10/A filed on
                                              November 9,
                                              2000
                                              (File No.
                                              1-16057)
                                              (the "Form 10/A No. 2")
-----------------------------------------------------------------------------------
                B.  Certificate of            Exhibit 3.1(b) to the Registrant's
                Designation, Preferences      Annual Report on Form 10-K for the
                and Rights of Series A        fiscal year ended September 30, 2000
                Preferred Stock
-----------------------------------------------------------------------------------
3.2             Bylaws of the                 Exhibit 3.2 to the Form
                Registrant                    10/A No. 2
-----------------------------------------------------------------------------------
4.1             Restated Certificate of       Exhibits 3.1 and 3.2 of
                Incorporation and             the Form 10/A No. 2
                Bylaws
-----------------------------------------------------------------------------------
4.2             Indenture, dated as of        Exhibit 4.2 to the Registrant's
                June 6, 2002, between         Quarterly Report on Form 10-Q for
                Registrant, its subsidiary    the quarter ended June 30, 2002
                guarantors, and Wilmington    ("June 30, 2002 10-Q")
                Trust Company
-----------------------------------------------------------------------------------
4.3             Registration Rights           Exhibit 4.3 to the June 30, 2002
                Agreement, dated as of        10-Q
                June 6, 2002, between
                Registrant, Credit Suisse
                First Boston Corporation,
                Lehman Brothers Inc.,
                Goldman, Sachs & Co.,
                Robert W. Baird & Co.
                Incorporated, Credit
                Lyonnais Securities (USA)
                Inc., Fleet Securities,
                Inc., and Tokyo-Mitsubishi
                International plc.
-----------------------------------------------------------------------------------
4.4             Credit Agreement dated as     Exhibit 4.4 to the June 30,
                of June 6, 2002, between      2002 10-Q
                Registrant and certain of
                its subsidiaries and
                Credit Swisse First Boston
                Corporation and other
                Lenders.
-----------------------------------------------------------------------------------
4.5             Amended and Restated Purchase Exhibit 4.5 to the June 30, 2002
                Agreement, dated as of May    10-Q
                22, 2002 between Registrant
                and Credit Suisse First
                Boston Corporation, Lehman
                Brothers Inc., Goldman,
                Sachs & Co., Robert W. Baird
                & Co. Incorporated, Credit
                Lyonnais Securities (USA)
                Inc., Fleet Securities, Inc.
                and Tokyo-Mitsubishi
                International plc.
-----------------------------------------------------------------------------------
5               Opinion of Quarles & Brady                               X
                LLP as to the legality of
                the securities being
                registered
-----------------------------------------------------------------------------------
12.1            Computation of Ratio of       Exhibit 12.1 to the June
                Earnings to Fixed Charges     30, 2002 10-Q
-----------------------------------------------------------------------------------
21              Subsidiaries of the           Exhibit 21 to the Registrant's
                Registrant                    Annual Report on Form 10-K for
                                              the fiscal year ended September
                                              30, 2001
-----------------------------------------------------------------------------------
23.1            Consent of KPMG LLP                                      X
-----------------------------------------------------------------------------------
23.3            Consent of Quarles & Brady                               X
                LLP (contained in Exhibit
                5)
-----------------------------------------------------------------------------------
24              Powers of Attorney of                                    Below
                Directors of the Registrant                              signatures
-----------------------------------------------------------------------------------
25              Form T-1 Statement of                                    X
                Eligibility under the
                Trust Indenture Act of
                1939 of Wilmington Trust
                Company
-----------------------------------------------------------------------------------
99.1            Letter of Transmittal                                    X
-----------------------------------------------------------------------------------

*Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has omitted certain agreements with respect to long-term debt. The Registrant agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.